                                   EXHIBIT 2

        ================================================================




                PLAN AND AGREEMENT OF REORGANIZATION AND MERGER

                                    BETWEEN

                              WEST COAST BANCORP,

                          HB ACQUISITION CORPORATION,

                                      AND

                               VANCOUVER BANCORP



       ==================================================================





                         DATED AS OF FEBRUARY 15, 1996

                               TABLE OF CONTENTS
                                                                           Page
                                                                           ----
SECTION 1.       TERMS OF TRANSACTION . . . . . . . . . . . . . . . . . . .   2

1.1.     Transaction  . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

1.2.     Merger . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

         1.2.1.  Closing of the Merger. . . . . . . . . . . . . . . . . . .   3

         1.2.2.  The Bank . . . . . . . . . . . . . . . . . . . . . . . . .   3

1.3.     Consideration  . . . . . . . . . . . . . . . . . . . . . . . . . .   3

         1.3.1.  Amount of Consideration  . . . . . . . . . . . . . . . . .   3

         1.3.2.  Form of Consideration  . . . . . . . . . . . . . . . . . .   4

         1.3.3.  Average Closing Price  . . . . . . . . . . . . . . . . . .   4

         1.3.4.  Daily Sales Price  . . . . . . . . . . . . . . . . . . . .   4

         1.3.5.  No Fractional Shares . . . . . . . . . . . . . . . . . . .   4

         1.3.6.  Effect on HB Shares  . . . . . . . . . . . . . . . . . . .   4

         1.3.7.  Options  . . . . . . . . . . . . . . . . . . . . . . . . .   5

         1.3.8.  Certificates . . . . . . . . . . . . . . . . . . . . . . .   5

1.4.     Payment to Dissenting Shareholders . . . . . . . . . . . . . . . .   6

1.5.     Alternative Structures . . . . . . . . . . . . . . . . . . . . . .   6

1.6.     Letter of Transmittal  . . . . . . . . . . . . . . . . . . . . . .   7

1.7.     Undelivered Certificates . . . . . . . . . . . . . . . . . . . . .   7

1.8.     Stock Option Agreement . . . . . . . . . . . . . . . . . . . . . .   7

SECTION 2.       CLOSING OF THE TRANSACTION . . . . . . . . . . . . . . . .   7

2.1.     Closing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7

2.2.     Events of Closing  . . . . . . . . . . . . . . . . . . . . . . . .   8

2.3.     Place of Closing . . . . . . . . . . . . . . . . . . . . . . . . .   8

SECTION 3.       REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . .   8

3.1.     Representations and Warranties of WCB, HB, and VB  . . . . . . . .   8

         3.1.1.  Corporate Organization and Qualification . . . . . . . . .   8

         3.1.2.  Subsidiaries . . . . . . . . . . . . . . . . . . . . . . .   9

         3.1.3.  Capital Stock  . . . . . . . . . . . . . . . . . . . . . .   9

         3.1.4.  Corporate Authority  . . . . . . . . . . . . . . . . . . .  12

         3.1.5.  Reports and Financial Statements . . . . . . . . . . . . .  12

         3.1.6.  Absence of Certain Events and Changes  . . . . . . . . . .  15

         3.1.7.  Material Agreements  . . . . . . . . . . . . . . . . . . .  15

         3.1.8.  Knowledge as to Conditions . . . . . . . . . . . . . . . .  16

         3.1.9.  Brokers and Finders  . . . . . . . . . . . . . . . . . . .  16

3.2.     Additional Representations and Warranties of VB  . . . . . . . . .  16

         3.2.1.  Governmental Filings; No Violations  . . . . . . . . . . .  16

         3.2.2.  Asset Classification . . . . . . . . . . . . . . . . . . .  17

         3.2.3.  Properties . . . . . . . . . . . . . . . . . . . . . . . .  17

         3.2.4.  Compliance with Laws . . . . . . . . . . . . . . . . . . .  18

         3.2.5.  Litigation . . . . . . . . . . . . . . . . . . . . . . . .  19

         3.2.6.  Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . .  19

         3.2.7.  Insurance  . . . . . . . . . . . . . . . . . . . . . . . .  21

         3.2.8.  Labor Matters  . . . . . . . . . . . . . . . . . . . . . .  21

         3.2.9.  Employee Benefits  . . . . . . . . . . . . . . . . . . . .  21

         3.2.10. Environmental Matters  . . . . . . . . . . . . . . . . . .  25

3.3.     Exceptions to Representations and Warranties . . . . . . . . . . .  27

         3.3.1.  Disclosure of Exceptions . . . . . . . . . . . . . . . . .  27

         3.3.2.  Nature of Exceptions . . . . . . . . . . . . . . . . . . .  27

SECTION 4.       CONDUCT AND TRANSACTIONS BEFORE CLOSING  . . . . . . . . .  28

4.1.     Conduct of VB's Business Before Closing  . . . . . . . . . . . . .  28

         4.1.1.  Availability of VB's Books, Records and Properties . . . .  28

         4.1.2.  Ordinary and Usual Course  . . . . . . . . . . . . . . . .  28

         4.1.3.  Conduct Regarding Representations and Warranties . . . . .  29

         4.1.4.  Maintenance of Properties  . . . . . . . . . . . . . . . .  29

         4.1.5.  Preservation of Business Organization  . . . . . . . . . .  30

         4.1.6.  Senior Management  . . . . . . . . . . . . . . . . . . . .  30

         4.1.7.  Compensation . . . . . . . . . . . . . . . . . . . . . . .  30

         4.1.8.  Update of Financial Statements . . . . . . . . . . . . . .  30

         4.1.9.  No Solicitation  . . . . . . . . . . . . . . . . . . . . .  31

         4.1.10. Status of Title/Leasehold Interests  . . . . . . . . . . .  31

         4.1.11. Review of Loans  . . . . . . . . . . . . . . . . . . . . .  31

4.2.     Registration Statement or Fairness Hearing . . . . . . . . . . . .  31

         4.2.1.  Registration Statement . . . . . . . . . . . . . . . . . .  32

         4.2.2.  Fairness Hearing . . . . . . . . . . . . . . . . . . . . .  33

4.3.     Submission to Regulatory Authorities . . . . . . . . . . . . . . .  34

4.4.     Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . .  34

4.5.     Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34

4.6.     Further Actions  . . . . . . . . . . . . . . . . . . . . . . . . .  35

4.7.     Notice . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35

4.8.     Confidentiality  . . . . . . . . . . . . . . . . . . . . . . . . .  35

4.9.     Affiliate Letters  . . . . . . . . . . . . . . . . . . . . . . . .  35

4.10.    Update of Financial Statements . . . . . . . . . . . . . . . . . .  35

4.11.    Availability of WCB's Books, Records and Properties. . . . . . . .  36

4.12.    VB Debt Outstanding. . . . . . . . . . . . . . . . . . . . . . . .  36

SECTION 5.       APPROVALS AND CONDITIONS . . . . . . . . . . . . . . . . .  36

5.1.     Required Approvals . . . . . . . . . . . . . . . . . . . . . . . .  36

5.2.     Conditions to Obligations of WCB and HB  . . . . . . . . . . . . .  36

         5.2.1.  Representations and Warranties . . . . . . . . . . . . . .  36

         5.2.2.  Compliance . . . . . . . . . . . . . . . . . . . . . . . .  37

         5.2.3.  No Material Adverse Effect . . . . . . . . . . . . . . . .  37

         5.2.4.  Financial Condition  . . . . . . . . . . . . . . . . . . .  37

         5.2.5.  Release of Pledge  . . . . . . . . . . . . . . . . . . . .  38

         5.2.6.  No Change in Loan Review . . . . . . . . . . . . . . . . .  38

         5.2.7.  No Governmental Proceedings  . . . . . . . . . . . . . . .  38

         5.2.8.  Approval by Counsel  . . . . . . . . . . . . . . . . . . .  38

         5.2.9.  Receipt of Title Policy  . . . . . . . . . . . . . . . . .  38

         5.2.10. Corporate and Shareholder Action . . . . . . . . . . . . .  38

         5.2.11. Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . .  38

         5.2.12. Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  39

         5.2.13. Cash Paid  . . . . . . . . . . . . . . . . . . . . . . . .  39

         5.2.14. Affiliate Letters  . . . . . . . . . . . . . . . . . . . .  39

         5.2.15. Registration Statement/Fairness Hearing  . . . . . . . . .  40

         5.2.16. Consents . . . . . . . . . . . . . . . . . . . . . . . . .  40

         5.2.17. Fairness Opinion . . . . . . . . . . . . . . . . . . . . .  40

         5.2.18. VB Director to Serve on WCB Board  . . . . . . . . . . . .  40

         5.2.19. Accounting Treatment . . . . . . . . . . . . . . . . . . .  40

         5.2.20. Solicitation of Employees  . . . . . . . . . . . . . . . .  40

         5.2.21. Other Matters  . . . . . . . . . . . . . . . . . . . . . .  40

5.3.     Conditions to VB's Obligations . . . . . . . . . . . . . . . . . .  41

         5.3.1.  Representations and Warranties . . . . . . . . . . . . . .  41

         5.3.2.  Compliance . . . . . . . . . . . . . . . . . . . . . . . .  41

         5.3.3.  No Material Adverse Effect . . . . . . . . . . . . . . . .  41

         5.3.4.  No Governmental Proceedings  . . . . . . . . . . . . . . .  41

         5.3.5.  Corporate and Shareholder Action . . . . . . . . . . . . .  41

         5.3.6.  Tax Opinion  . . . . . . . . . . . . . . . . . . . . . . .  41

         5.3.7.  Opinion of Counsel . . . . . . . . . . . . . . . . . . . .  41

         5.3.8.  Cash Paid  . . . . . . . . . . . . . . . . . . . . . . . .  42

         5.3.9.  Registration Statement . . . . . . . . . . . . . . . . . .  42

         5.3.10. VB Director to Serve on WCB Board  . . . . . . . . . . . .  43

         5.3.11. Approval by Counsel  . . . . . . . . . . . . . . . . . . .  43

         5.3.12. Other Matters  . . . . . . . . . . . . . . . . . . . . . .  43

SECTION 6.       DIRECTORS, OFFICERS AND EMPLOYEES  . . . . . . . . . . . .  43

6.1.     Directors  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43

6.2.     Employment Agreement . . . . . . . . . . . . . . . . . . . . . . .  43

6.3.     Director and Ex-officio Member Appointed . . . . . . . . . . . . .  43

6.4.     Employees  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

6.5.     Employee Benefit Issues  . . . . . . . . . . . . . . . . . . . . .  44

         6.5.1.  Comparability of Benefits  . . . . . . . . . . . . . . . .  44

         6.5.2.  Transfer or Merger of Group Plan . . . . . . . . . . . . .  44

         6.5.3.  No Contract Created  . . . . . . . . . . . . . . . . . . .  44

SECTION 7.       TERMINATION OF AGREEMENT AND ABANDONMENT
                 OF TRANSACTION   . . . . . . . . . . . . . . . . . . . . .  44

7.1.     Termination by Reason of Lapse of Time . . . . . . . . . . . . . .  44

7.2.     Other Grounds for Termination  . . . . . . . . . . . . . . . . . .  45

         7.2.1.  Mutual Consent . . . . . . . . . . . . . . . . . . . . . .  45

         7.2.2.  Conditions of VB Not Met . . . . . . . . . . . . . . . . .  45

         7.2.3.  VB Fails to Recommend Stockholder Approval or
                 Triggering Event Occurs  . . . . . . . . . . . . . . . . .  45

         7.2.4.  Conditions of WCB or HB Not Met  . . . . . . . . . . . . .  45

         7.2.5.  Decline in Value of WCB Stock  . . . . . . . . . . . . . .  45

         7.2.6.  Impracticability . . . . . . . . . . . . . . . . . . . . .  47

7.3.     Cost Allocation Upon Termination . . . . . . . . . . . . . . . . .  48

SECTION 8.       MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . .  48

8.1.     Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

8.2.     Waivers and Extensions . . . . . . . . . . . . . . . . . . . . . .  48

8.3.     General Interpretation . . . . . . . . . . . . . . . . . . . . . .  49

8.4.     Construction and Execution in Counterparts . . . . . . . . . . . .  49

8.5.     Survival of Representations, Warranties, and Covenants . . . . . .  49

8.6.     Attorneys' Fees and Costs  . . . . . . . . . . . . . . . . . . . .  49

8.7.     Arbitration  . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

8.8.     Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . .  50

8.9.     Severability . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SECTION 9.       AMENDMENTS . . . . . . . . . . . . . . . . . . . . . . . .  50

9.1.     Board Action . . . . . . . . . . . . . . . . . . . . . . . . . . .  50

SCHEDULES:

SCHEDULE 1       Exceptions to Representations and Warranties
SCHEDULE 2       Offices
SCHEDULE 3       Subsidiaries
SCHEDULE 4       WCB and VB Stock Plans
SCHEDULE 5       Material Contracts
SCHEDULE 6       VB's Required Third Party Consents
SCHEDULE 7       Asset Classification List
SCHEDULE 8       VB's Property Encumbrances
SCHEDULE 9       VB's and the Bank's Offices and Branches
SCHEDULE 10      VB's Compliance with Laws
SCHEDULE 11      VB's Litigation Disclosure
SCHEDULE 12      VB's and The Bank's Insurance Policies
SCHEDULE 13      VB's Employee Benefit Plans
SCHEDULE 14      Index Group

                                    INDEX OF
                                  DEFINITIONS



================================================================================
TERMS                                            SECTION
--------------------------------------------------------------------------------
Acquisition Proposal                             7.2.5
--------------------------------------------------------------------------------
Agreement                                        Intro. Paragraph
--------------------------------------------------------------------------------
Asset Classification                             3.2.2
--------------------------------------------------------------------------------
Average Closing Price                            1.3.3
--------------------------------------------------------------------------------
Bank                                             Recital A
--------------------------------------------------------------------------------
BHCA                                             Recital A
--------------------------------------------------------------------------------
Closing                                          1.2.1
--------------------------------------------------------------------------------
Combined Corporation                             Recital B.1
--------------------------------------------------------------------------------
Compensation Plans                               3.2.9.(b)
--------------------------------------------------------------------------------
Continuing Employees                             6.4
--------------------------------------------------------------------------------
Contracts                                        3.2.1.(b)
--------------------------------------------------------------------------------
Core Deposits                                    5.2.4.(b)
--------------------------------------------------------------------------------
Daily Sales Price                                1.3.4
--------------------------------------------------------------------------------
Determination Date                               7.2.5.(a)
--------------------------------------------------------------------------------
Dissenting Shares                                1.4
--------------------------------------------------------------------------------
Effective Date                                   2.1
--------------------------------------------------------------------------------
Employees                                        3.2.9.(b)
--------------------------------------------------------------------------------
Environmental Laws                               3.2.10.(a)(2)
--------------------------------------------------------------------------------
ERISA                                            3.2.9
--------------------------------------------------------------------------------
ERISA Affiliate                                  3.2.9.(d)
--------------------------------------------------------------------------------
ESI Plan                                         3.2.9.(j)
--------------------------------------------------------------------------------
Exchange Act                                     3.1.5.(b)
--------------------------------------------------------------------------------
Exchange Agent                                   1.3.8.(a)
--------------------------------------------------------------------------------
Executive Officer                                3.1.5.(e)
--------------------------------------------------------------------------------
FAS                                              5.2.4.(a)
--------------------------------------------------------------------------------
FDIA                                             3.1.2.(b)
--------------------------------------------------------------------------------
FDIC                                             3.1.2.(b)
--------------------------------------------------------------------------------
Federal Reserve Board                            Recital D
================================================================================

================================================================================
TERMS                                            SECTION
--------------------------------------------------------------------------------
Financial Statements                             3.1.5.(d)(1)
--------------------------------------------------------------------------------
GAAP                                             3.1.5.(d)
--------------------------------------------------------------------------------
Governmental Entity                              3.2.1.(a)
--------------------------------------------------------------------------------
Hazardous Substances                             3.2.10.(a)(3)
--------------------------------------------------------------------------------
Hearing                                          4.2.2.(a)(1)
--------------------------------------------------------------------------------
HB                                               Intro. Paragraph
--------------------------------------------------------------------------------
Index Differential                               7.2.5.(d)(2)
--------------------------------------------------------------------------------
Index Group                                      7.2.5.(d)(3)
--------------------------------------------------------------------------------
Index Price                                      7.2.5.(d)(1)
--------------------------------------------------------------------------------
IRC                                              Recital H
--------------------------------------------------------------------------------
Liens                                            3.1.3.(a)(5)
--------------------------------------------------------------------------------
Material Adverse Effect                          3.1.6
--------------------------------------------------------------------------------
Merger                                           Recital B
--------------------------------------------------------------------------------
Modified Average Closing Price                   7.2.5.(a)(1)
--------------------------------------------------------------------------------
Oregon Director                                  4.2.2.(a)(1)
--------------------------------------------------------------------------------
Pension Plan                                     3.2.9.(c)
--------------------------------------------------------------------------------
Plan of Exchange                                 4.2.2.(a)(2)
--------------------------------------------------------------------------------
Plan or Plans                                    3.2.9.(a)
--------------------------------------------------------------------------------
Postponed Effective Date                         7.2.5.(b)
--------------------------------------------------------------------------------
Property                                         4.1.10
--------------------------------------------------------------------------------
Prospectus/Proxy Statement                       4.2.1.(a)(1)
--------------------------------------------------------------------------------
Proxy/Disclosure Statement                       4.2.2.(a)(3)
--------------------------------------------------------------------------------
Purchase Price                                   1.3.1
--------------------------------------------------------------------------------
Registration Statement                           4.2.1.(a)(1)
--------------------------------------------------------------------------------
Regulatory Approvals                             Recital D
--------------------------------------------------------------------------------
Reports                                          3.1.5.(b)
--------------------------------------------------------------------------------
SEC                                              3.1.5.(a)
--------------------------------------------------------------------------------
Securities Act                                   3.1.5.(b)
--------------------------------------------------------------------------------
Securities  Laws                                 3.1.5.(b)
--------------------------------------------------------------------------------
Stock Option Agreement                           Recital G
--------------------------------------------------------------------------------
Subject Property                                 3.2.10.(a)(1)
================================================================================

================================================================================
TERMS                                            SECTION
--------------------------------------------------------------------------------
Subsequent VB/Bank Financial Statements          3.1.5.(d)(5)
--------------------------------------------------------------------------------
Subsequent WCB Financial Statements              3.1.5.(d)(3)
--------------------------------------------------------------------------------
Tax                                              3.2.6
--------------------------------------------------------------------------------
Termination Date                                 2.1
--------------------------------------------------------------------------------
Transaction                                      1.1
--------------------------------------------------------------------------------
VB                                               Intro. Paragraph
--------------------------------------------------------------------------------
VB/Bank Financial Statements                     3.1.5.(d)(4)
--------------------------------------------------------------------------------
VB Options                                       1.3.7
--------------------------------------------------------------------------------
VB Stock Plans                                   3.1.3.(b)(2)
--------------------------------------------------------------------------------
WCB                                              Intro. Paragraph
--------------------------------------------------------------------------------
WCB Common Stock                                 3.1.3.(a)(1)
--------------------------------------------------------------------------------
WCB Financial Statements                         3.1.5.(d)(2)
--------------------------------------------------------------------------------
WCB Preferred Stock                              3.1.3.(a)(1)
--------------------------------------------------------------------------------
WCB Shares                                       1.3.2
--------------------------------------------------------------------------------
WCB Stock Plans                                  3.1.3.(a)(2)
================================================================================

                PLAN AND AGREEMENT OF REORGANIZATION AND MERGER
                                    BETWEEN
                WEST COAST BANCORP, HB ACQUISITION CORPORATION,
                                      AND
                               VANCOUVER BANCORP


         This Plan and Agreement of Reorganization and Merger ("Agreement"), dated as of February 15, 1996, is between WEST COAST BANCORP ("WCB"), an Oregon corporation, HB ACQUISITION CORPORATION ("HB"), a Washington corporation, and VANCOUVER BANCORP ("VB"), a Washington corporation.

                                    PREAMBLE

         The management of WCB and VB believe that the merger of VB with and into HB, on the terms and conditions set forth in this Agreement, is in the best interests of the stockholders of WCB and VB.

                                    RECITALS

A. THE PARTIES. WCB is a corporation duly organized and validly existing under Oregon law and is a registered bank holding company under the Bank Holding Company Act of 1956, as amended ("BHCA"). WCB's principal offices are located in Lake Oswego, Oregon. WCB owns all of the outstanding shares of common stock of HB, The Bank of Newport, The Commercial Bank, Valley Commercial Bank and West Coast Mortgage, Inc. HB is a corporation duly organized and validly existing under Washington law. HB's principal offices are located in Seattle, Washington. VB is a corporation duly organized and validly existing under Washington law and is a registered bank holding company under the BHCA. VB's principal offices are located in Vancouver, Washington. VB owns all of the outstanding shares of common stock of the Bank of Vancouver ("Bank").

B.       THE MERGER.  At the Effective Date, the following will occur:

         1. VB will merge with and into HB ("Merger") and HB will be the surviving corporation under the name HB ("Combined Corporation").

         2. Except as otherwise provided in this Agreement, the outstanding shares of VB Common Stock will be converted into the right to receive shares of WCB Common Stock.

C. BOARD APPROVALS. The respective boards of directors of WCB, HB, and VB have approved this Agreement and authorized its execution and delivery.

D.      OTHER APPROVALS.  The Merger is subject to:

         1.      satisfaction of the conditions described in this Agreement;

         2.      approval by the shareholders of VB;

         3.      approval by WCB as the sole shareholder of HB; and

         4. approval or acquiescence, as appropriate, by (i) the Board of Governors of the Federal Reserve System ("Federal Reserve Board") and (ii) the Director of the Washington Department of Financial Institutions (collectively, "Regulatory Approvals").

E. EMPLOYMENT AGREEMENT. WCB has entered into an employment agreement with Lee S. Stenseth, President and Chief Executive Officer of the Bank, which will take effect on the Effective Date.

F. DIRECTOR NONCOMPETITION AGREEMENT. Each Director of VB and the Bank's board of directors has signed a Director Noncompetition Agreement. These noncompetition agreements will take effect on the Effective Date.

G. STOCK OPTION AGREEMENT. As an inducement to and condition of WCB's execution of this Agreement, VB has approved the grant of an option to WCB under the Stock Option Agreement, as provided in Subsection 1.8.

H. INTENTION OF THE PARTIES. The parties intend the Merger to qualify, for accounting purposes, as a "pooling of interests." The parties intend the Merger to qualify, for federal income tax purposes, as a tax-free reorganization under Section 368 of the Internal Revenue Code of 1986, as amended ("IRC").

                                   AGREEMENT

         In consideration of the mutual promises set forth in this Agreement, WCB, HB, and VB agree as follows:

                                   SECTION 1.
                              TERMS OF TRANSACTION

         1.1. TRANSACTION. Subject to the terms and conditions set forth in this Agreement and in the other documents referred to in this Agreement, VB will merge with and into HB in the Merger. The term "Transaction" means the Merger transaction contemplated by this Agreement, subject to any modifications WCB elects in accordance with Subsection 1.5.

         1.2. MERGER. On the Effective Date, VB will merge with and into HB, with HB being the surviving corporation ("Combined Corporation"), in accordance with the provisions of, and with the effect provided in RCW Title 23B. On the Effective Date, the articles of incorporation and bylaws of the Combined Corporation will be the articles of incorporation and bylaws of HB in effect immediately before the Effective Date. On the Effective Date, the directors and officers of HB will become the directors and officers of the Combined Corporation. On the Effective Date, HB's shares then issued and outstanding will become issued and outstanding shares of the Combined Corporation. The Combined Corporation's name will be HB, and VB's principal office before the Merger will be the Combined Corporation's principal office.

                 1.2.1. CLOSING OF THE MERGER. Closing of the Transaction will take place in accordance with Section 2 ("Closing"). Except for Dissenting Shares, all shares of VB Common Stock issued and outstanding immediately before Closing will be converted into the right to receive the consideration described in Subsection 1.3 at Closing, by virtue of the Merger and under RCW 23B, without any action on the holder's part.

                 1.2.2. THE BANK. By virtue of the Merger, the Bank will become the Combined Corporation's wholly owned subsidiary. On the Effective Date, the Bank's board of directors will be all directors who are the Bank's directors immediately before the Merger plus one additional WCB director designated by WCB. These directors will serve on the Bank's board of directors until the next annual meeting of the Bank's shareholders or until their successors have been elected and qualified. At the 1997 annual meeting of the Bank's shareholders, the directors then serving on the Bank's board of directors may propose a slate of directors for election to the Bank's board. WCB, as the Bank's sole shareholder, will elect these proposed directors to serve on the Bank's board of directors until the 1998 annual meeting of the Bank's shareholders, but WCB may refuse to elect any of these proposed directors if WCB has good cause to do so. Nothing in this Subsection 1.2.2 or this Agreement restricts in any way any rights of the Bank's shareholders and directors at any time after the Effective Date to nominate, elect, select, or remove the Bank's directors.

         1.3.    CONSIDERATION.

                 1.3.1. AMOUNT OF CONSIDERATION. Except as otherwise provided in Subsection 1.4, the aggregate consideration ("Purchase Price") VB's stockholders will be entitled to receive from WCB in connection with the Transaction will be WCB Common Stock with an aggregate value equal to $11,581,000, as calculated in accordance with Subsection 1.3.2.

                 1.3.2. FORM OF CONSIDERATION. Subject to the terms, conditions and limitations set forth in this Agreement, holders of VB Common Stock will be entitled to exchange their VB Common Stock shares for WCB Common Stock shares, upon surrender of the holder's certificate or certificates in accordance with Subsection 1.3.8. Each holder, in exchange for each share of VB Common Stock the stockholder holds of record on the Effective Date, will be entitled to receive that number of shares of WCB Stock calculated by dividing the Purchase Price by the Average Closing Price (or the Modified Average Closing Price in the circumstances specified in Subsection 7.2.5), and by further dividing the number so reached by the aggregate number of shares of VB Common Stock that on the Effective Date are either (i) issued and outstanding or (ii) subject to unexercised options. The shares of WCB Common Stock to be issued to VB Shareholders under this Agreement in connection with the Transaction are referred to as the "WCB Shares."

                 1.3.3. AVERAGE CLOSING PRICE. For the purpose of this Agreement, the "Average Closing Price" means the average (rounded to the nearest penny) of each Daily Sales Price of WCB stock for the ten consecutive trading days ending on and including the fifth trading day preceding the Effective Date. But, if this average is less than $15.30, the Average Closing Price will be $15.30, and if this average is more than $18.70, the Average Closing Price will be $18.70. All prices per share under this Subsection 1.3.3 will be appropriately adjusted to account for stock dividends, split-ups, mergers, combinations, conversions, share exchanges or the like.

                 1.3.4. DAILY SALES PRICE. For the purposes of this Agreement, "Daily Sales Price" means for any trading day, the arithmetic average (unrounded) of the closing bid and asked prices of WCB stock in the over-the-counter market as such prices are reported by the automated quotation system of the National Association of Securities Dealers, Inc., or in the absence of this source, by any other source that WCB and VB mutually agree on.

                 1.3.5. NO FRACTIONAL SHARES. WCB will not issue fractional shares of WCB Common Stock. In lieu of fractional shares of WCB Common Stock, if any, each shareholder of VB who is otherwise entitled to receive a fractional share of WCB Common Stock will receive an amount of cash equal to the product of such fraction times the Average Closing Price. Such fractional share interest will not include the right to vote or receive dividends or any interest on dividends.

                 1.3.6. EFFECT ON HB SHARES. HB's Common Stock shares issued and outstanding immediately before the Effective Date will remain outstanding and unchanged after the

                 Transaction. After the Transaction, these shares will constitute all of the issued and outstanding shares of the capital stock of the Combined Corporation.

                 1.3.7. OPTIONS. For purposes of this Agreement, the term "VB Options" means options issued by VB or the Bank in accordance with its employee and director stock option plans. Each holder of these VB Options will be entitled to receive, in exchange for all of his VB Options, options to purchase that number of WCB Common Stock shares to which such holder would have been entitled under Subsection 1.3.2 if such holder had exercised such VB Options immediately before Closing. All such options will be subject to the same terms as the VB Options exchanged in accordance with this Subsection 1.3.7.

                 1.3.8.   CERTIFICATES.

                          (a) Surrender of Certificates. Each certificate evidencing VB Common Stock (other than Dissenting Shares) will, on and after the Effective Date, be deemed for all corporate purposes to represent and evidence only the right to receive WCB Common Stock or cash in accordance with the provisions of this Subsection 1.3, until the VB stockholder surrenders the certificate to an agent designated by WCB and VB to effect the exchange of VB Common Stock for WCB Common Stock or cash ("Exchange Agent"), together with a properly completed and executed form of transmittal letter. Until any such certificate evidencing VB Common Stock is so surrendered, the holder of such VB Common Stock will not have any right to receive any certificates evidencing WCB Common Stock or cash in lieu of fractional shares.

                          (b) Issuance of Certificates in Other Names. If any certificate evidencing WCB Common Stock is to be issued in a name other than that in which the certificate(s) for VB Common Stock surrendered in exchange is registered, the person requesting this exchange must first:
                                  (1) establish the right to receive the
                                  certificate evidencing WCB Common Stock and
                                  (2) either pay to the Exchange Agent any transfer or other taxes required by reason of the issuance of such certificate in a name other than the registered holder of the certificate surrendered or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not applicable.

                          (c) Lost, Stolen, and Destroyed Certificates. If the Exchange Agent receives: (1) satisfactory evidence of VB Common Stock ownership represented by a missing certificate and (2) any indemnification assurances that the Exchange Agent may require from persons claiming such ownership, the Exchange Agent will be authorized to issue WCB Common Stock for any VB Common Stock certificate that has been lost, stolen or destroyed.

                          (d) Rights to Dividends and Distributions. After the Effective Date, no holder of a certificate evidencing shares of VB Common Stock will be entitled to receive any dividends or other distributions otherwise payable to holders of record of WCB Common Stock on any date after the Effective Date unless the holder (1) is entitled to receive WCB Common Stock and (2) has surrendered his or her certificates evidencing shares of VB Common Stock in exchange for WCB Common Stock. This surrender of certificates will not deprive the holder of any dividends or distributions that the holder is entitled to receive for a date before this surrender as a record holder of VB Common Stock. When the holder surrenders his or her certificates, the holder will receive the amount, without interest, of any cash dividends and any other distributions distributed after the Effective Date on the whole number of shares of WCB Common Stock the holder's VB Common Stock was converted into at the Effective Date.

                          (e) Checks in Other Names. If any check for cash in lieu of fractional shares is to be issued in a name other than the name that the VB Common Stock certificate surrendered in exchange for cash is registered in, the person requesting the exchange must establish the right to receive this cash.

         1.4. PAYMENT TO DISSENTING SHAREHOLDERS. For purposes of this Agreement, "Dissenting Shares" means those shares of VB Common Stock as to which shareholders have perfected their dissenters' rights under RCW 23B.11.070(2)(b) and RCW 23B.13. Each outstanding dissenting share of VB Common Stock will be converted at Closing into the rights provided under RCW 23B.11.070(2)(b) and RCW 23B.13.

         1.5. ALTERNATIVE STRUCTURES. Subject to the conditions set forth below, WCB may, within 60 days of the execution of this Agreement and in its sole discretion, elect to consummate the Transaction by means other than those specified in this

         Section 1. If WCB so elects, any means, procedures or amendments necessary or desirable to consummate the Transaction, in the opinion of WCB's counsel, will supersede any conflicting, undesirable or unnecessary provisions of this Agreement; but, unless this Agreement is amended in accordance with Section 9, the following conditions will apply: (1) the type and amount of consideration set forth in Subsection 1.3 will not be modified and (2) the tax consequences to VB and its shareholders will not be adversely affected. If WCB elects an alternative structure under this Subsection 1.5, VB will cooperate with and assist WCB with the following: (1) any amendments to this Agreement necessary or desirable in the opinion of WCB's counsel and
         (2) the preparation and filing of any applications, documents, instruments and notices necessary or desirable, in the opinion of WCB's counsel, to obtain the necessary shareholder approvals and approvals of any regulatory agency, administrative body or other governmental entity.

         1.6. LETTER OF TRANSMITTAL. WCB will prepare a transmittal letter form reasonably acceptable to VB for use by shareholders holding VB Common Stock. Certificates representing shares of VB Common Stock must be delivered for payment in the manner provided in the transmittal letter form. On or about the Effective Date, WCB will mail the transmittal letter form to VB shareholders.

         1.7. UNDELIVERED CERTIFICATES. If outstanding certificates for VB Common stock are not surrendered or the payment for them is not claimed before such payments would escheat or become the property of any governmental unit or agency, the unclaimed items will, to the extent permitted by abandoned property or any other applicable law, become the property of WCB (and to the extent not in its possession will be paid over to WCB), free and clear of all claims or interests of any person previously entitled to such items. Notwithstanding the foregoing, neither WCB nor any other party to this Agreement will be liable to any holder of VB Common Stock for any amount paid to any governmental unit or agency having jurisdiction over any such unclaimed items under the abandoned property or other applicable law of the jurisdiction, and WCB will pay no interest on amounts owed to shareholders for shares of VB Common Stock.

         1.8. STOCK OPTION AGREEMENT. As a condition to the execution of this Agreement, WCB and VB will sign a Stock Option Agreement of even date with this Agreement.

                                   SECTION 2.
                           CLOSING OF THE TRANSACTION

         2.1. CLOSING. Closing will occur on the Effective Date (or the Postponed Effective Date if Subsection 7.2.5.(b) applies). If Closing does not occur on or before October 31, 1996 ("Termination Date"), either WCB or VB may terminate this

         Agreement in accordance with Section 7. Unless WCB and VB agree upon another date, the Effective Date will be a date selected by WCB and within five (5) business days after the following:

                 (a) each condition precedent set forth in Section 5 has been either fulfilled or waived; and

                 (b) each approval required by Section 5 has been granted, and all applicable waiting periods have expired.

         2.2. EVENTS OF CLOSING. On the Effective Date, all properly executed documents required by this Agreement will be delivered to the proper party, in form consistent with this Agreement. If any party fails to deliver a required document on the Effective Date or otherwise defaults under this Agreement on or before the Effective Date, then the Transaction will not occur unless the adversely affected party waives the default.

         2.3. PLACE OF CLOSING. Unless WCB and VB agree otherwise, the Closing will occur at the corporate office of WCB, Lake Oswego, Oregon at 10:00 a.m. on the Effective Date, or any other time during normal business hours WCB and VB may agree on.

                                   SECTION 3.
                         REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF WCB, HB, AND VB. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, WCB and HB each represent and warrant to VB, and VB represents and warrants to WCB and HB, the following:

                 3.1.1.   CORPORATE ORGANIZATION AND QUALIFICATION.

                          (a) It is a corporation duly organized and validly existing under the State laws of either Washington or Oregon, and its activities do not require it to be qualified in any foreign jurisdiction.

                          (b) It has the requisite corporate power and authority to own or lease its properties and assets and to carry on its businesses as they are now being conducted.

                          (c) The location of each of its offices is listed in Schedule 2.

                          (d) It has made available to the other parties to this Agreement a complete and correct copy of its articles of incorporation and bylaws, each as amended to date and currently in full force and effect.

                 3.1.2.   SUBSIDIARIES.

                          (a) Schedule 3 lists all of its subsidiaries and the percent of its stock-ownership of these subsidiaries, as of the date of this Agreement.

                          (b)     Each of its depository institution
                                  subsidiaries is an "insured depository
                                  institution," as defined in the Federal
                                  Deposit Insurance Act ("FDIA") and applicable regulations under the FDIA, having deposits insured by the Federal Deposit Insurance Corporation ("FDIC"), subject to applicable FDIC coverage limitations.

                          (c) Each of its subsidiaries is: (1) either a commercial bank or a corporation; (2) duly organized and validly existing under the State laws of either Washington or Oregon; and (3) qualified to do business and in good standing in each jurisdiction where the property owned, leased, or operated, or the business conducted by the subsidiary, requires this qualification.

                          (d) Each of its subsidiaries has the requisite corporate power and authority to own or lease its properties and assets and to carry on its business as it is now being conducted.

                 3.1.3.   CAPITAL STOCK.

                          (a)     WCB.  WCB represents and warrants:

                                  (1)      the authorized capital stock of WCB
                                           consists of 25 million shares
                                           divided into two classes:  (i) 15
                                           million shares of common stock, no
                                           par value ("WCB  Common Stock"),
                                           4,805,689 shares of which are issued
                                           and outstanding and (ii) ten million
                                           shares of blank-check preferred
                                           stock, no par value, none of which
                                           is outstanding ("WCB Preferred
                                           Stock");

                                  (2)      options or rights to acquire not
                                           more than an aggregate of 344,420
                                           WCB Common Stock shares (subject to
                                           adjustment on the terms set forth in
                                           the WCB Stock Plans) are outstanding
                                           under the stock option plans
                                           identified in Schedule 4 ("WCB Stock
                                           Plans");

                                  (3)      WCB has no WCB Common Stock shares
                                           reserved for issuance, other than
                                           the shares reserved for issuance
                                           under the WCB Stock Plans, and WCB
                                           has no shares of WCB Preferred Stock
                                           reserved for issuance;

                                  (4) all outstanding shares of WCB Common Stock have been duly authorized and validly issued and are fully paid and nonassessable;

                                  (5)      all outstanding shares of capital
                                           stock of each of WCB's subsidiaries
                                           owned by WCB or a subsidiary of WCB
                                           have been duly authorized and
                                           validly issued and are fully paid
                                           and nonassessable, except to the
                                           extent of any assessment required by
                                           ORS 707, and are owned by WCB or a
                                           subsidiary of WCB free and clear of
                                           all liens, pledges, security
                                           interests, claims, proxies,
                                           preemptive or subscriptive rights or
                                           other encumbrances or restrictions
                                           of any kind (collectively, "Liens");
                                           and

                                  (6)      except as set forth in this
                                           Agreement or in the WCB Stock Plans,
                                           no shares of capital stock of WCB
                                           are authorized, issued or
                                           outstanding, and there are no
                                           preemptive rights or any outstanding
                                           subscriptions, options, warrants,
                                           rights, convertible securities or
                                           other agreements or commitments of
                                           WCB or any of its subsidiaries of
                                           any character relating to the issued
                                           or unissued capital stock or other
                                           equity securities of WCB or any of
                                           its subsidiaries (including those
                                           relating to the issuance, sale,
                                           purchase, redemption, conversion,
                                           exchange, redemption, voting or
                                           transfer of such stock or
                                           securities).

                          (b)     VB.  VB represents and warrants:

                                  (1)      the authorized capital stock of VB
                                           consists of (i) ten million shares
                                           of common stock, par value $1 per
                                           share ("VB Common Stock"), 141,428
                                           shares of which are issued and
                                           outstanding and (ii) one million
                                           shares of blank-check preferred
                                           stock, par value $1 per share, none
                                           of which are issued or outstanding;

                                  (2)      options or rights to acquire not
                                           more than an aggregate of 31,523 VB
                                           Common Stock shares (subject to
                                           adjustment on the terms set forth in
                                           the VB Stock Plans) were outstanding
                                           under the stock option and other
                                           plans listed in Schedule 4 ("VB
                                           Stock Plans");

                                  (3)      VB has no VB Common Stock shares
                                           reserved for issuance other than the
                                           shares reserved for issuance under
                                           the VB Stock Plans;

                                  (4)      all outstanding VB Common Stock
                                           shares have been duly authorized and
                                           validly issued and are fully paid
                                           and nonassessable.

                                  (5)      all outstanding shares of capital
                                           stock of each of VB's subsidiaries
                                           owned by VB or a subsidiary of VB
                                           have been duly authorized and
                                           validly issued and are fully paid
                                           and nonassessable except to the
                                           extent provided by RCW 30.12.180,
                                           and are owned by VB or a subsidiary
                                           of VB free and clear of all Liens;
                                           and

                                  (6)      except as set forth in this
                                           Agreement or in the VB Stock Plans,
                                           no shares of capital stock of VB are
                                           authorized, issued or outstanding,
                                           and there are no preemptive rights
                                           or any outstanding subscriptions,
                                           options, warrants, rights,
                                           convertible securities or other
                                           agreements or commitments of VB or
                                           any of its subsidiaries of any
                                           character relating to the issued or
                                           unissued capital stock or other
                                           equity securities of VB or any of
                                           its subsidiaries (including those
                                           relating to the issuance, sale,
                                           purchase, redemption, conversion,
                                           exchange, registration, voting or
                                           transfer of such stock or
                                           securities).

                 3.1.4.   CORPORATE AUTHORITY.

                          (a) It has the requisite corporate power and authority and has taken all corporate action necessary in order to execute and deliver this Agreement, subject, in the case of HB and VB, only to the approval by its shareholders of the plan of Merger contained in this Agreement to the extent required by RCW 23B.11.030, to consummate the transactions contemplated by this Agreement.

                          (b) This Agreement is a valid and legally binding agreement of it, enforceable in accordance with the terms of this Agreement.

                 3.1.5.   REPORTS AND FINANCIAL STATEMENTS.

                          (a) Filing of Reports. Since January 1, 1992, it and each of its subsidiaries has filed all reports and statements, together with any required amendments to these reports and statements, that it was required to file with
                                  (1) the Securities and Exchange Commission
                                  ("SEC"), (2) the Federal Reserve Board, (3) the FDIC, (4) the Washington Department of Financial Institutions or the Division of Finance and Corporate Securities of the Oregon Department of Insurance and Finance, and (5) any other applicable federal or state banking, insurance, securities, or other regulatory authorities. Each of these reports and statements, including the related financial statements and exhibits, complied (or will comply, in the case of reports or statements filed after the date of this Agreement) as to form in all material respects with all applicable statutes, rules and regulations as of their respective dates (and, in the case of reports or statements filed before the date of this Agreement, without giving effect to any amendments or modifications filed after the date of this Agreement).

                          (b) Delivery to Other Parties of Reports. It has delivered to the other parties, a copy of each registration statement, offering circular, report, definitive proxy statement or information statement under the Securities Act of 1933, as amended, ("Securities Act"), the Securities Exchange Act of 1934, as amended, ("Exchange Act"), and state securities and "Blue Sky" laws (collectively, the "Securities Laws") filed, used or circulated by it with respect to periods since January 1, 1992, through the date of this Agreement. It will promptly deliver to the other parties each such registration statement, offering circular, report, definitive proxy statement or information statement filed, used or circulated after the date of this Agreement (collectively, its "Reports"), each in the form (including related exhibits and amendments) filed with the SEC (or if not so filed, in the form used or circulated).

                          (c) Compliance with Securities Laws. As of their respective dates (and without giving effect to any amendments or modifications filed after the date of this Agreement), each of the Reports, including the related financial statements, exhibits and schedules, filed, used or circulated before the date of this Agreement complied (and each of the Reports filed after the date of this Agreement, will comply) in all material respects with applicable Securities Laws, and did not (or in the case of reports, statements, or circulars filed after the date of this Agreement, will not) contain any untrue statement of a
                                  material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

                          (d) Financial Statements. Each of its balance sheets included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated financial position of it and its subsidiaries as of the date of the balance sheet. Each of the consolidated statements of income, cash flows and stockholders' equity included in the Financial Statements fairly presents (or, in the case of Financial Statements for periods ending on a date following the date of this Agreement, will fairly present) the consolidated results of operations, retained earnings and cash flows, as the case may be, of it and its subsidiaries for the periods set forth in these statements (subject, in the case of unaudited statements, to normal year-end audit adjustments), in each case in accordance with generally accepted accounting principals, consistently applied ("GAAP"), except as may be noted in these statements. For purposes of this Agreement:

                                  (1) "Financial Statements" means: (i) in WCB's case, the WCB Financial
                                           Statements (or for periods following
                                           December 31, 1994, the Subsequent WCB
                                           Financial Statements); and (ii) in
                                           VB's case, the VB/Bank Financial
                                           Statements (or for
                                           periods following December 31, 1994,
                                           the Subsequent VB/Bank Financial
                                           Statements).

                                  (2)      "WCB Financial Statements" means:
                                           (i) the pre-merger audited
                                           consolidated statements of financial
                                           condition as of December 31, 1994,
                                           of West Coast Bancorp and Commercial
                                           Bancorp, and the related audited
                                           statements of income, changes in
                                           cashflows and stockholders' equity
                                           for the year ended December 31,
                                           1994, and (ii) the unaudited pro
                                           forma combined statements of
                                           financial condition for WCB for
                                           December 31, 1994.

                                  (3)      "Subsequent WCB Financial
                                           Statements" means: (i) balance
                                           sheets and related statements of
                                           income and stockholders' equity for
                                           each of WCB's fiscal quarters ending
                                           after December 31, 1994, and before
                                           Closing and (ii) the audited
                                           consolidated statements of financial
                                           condition of WCB as of December 31,
                                           1995, and the related audited
                                           statements of income, changes in
                                           cashflows and stockholders' equity
                                           for the year ended December 31,
                                           1995.

                                  (4) "VB/Bank Financial Statements" means the audited consolidated statements of financial condition as of
                                           December 31, 1994 (of VB and the
                                           Bank), the audited statements of
                                           financial condition as of December
                                           31, 1993 and 1992 (of the Bank), and
                                           the related audited statements of
                                           income, changes in cashflows and
                                           stockholders' equity for each of the
                                           years ended December 31, 1994 and
                                           1993.

                                  (5)      "Subsequent VB/Bank Financial
                                           Statements" means: (i) a balance
                                           sheet and related statements of
                                           income and stockholders' equity for
                                           each of VB's and the Bank's fiscal
                                           quarters ending after December 31,
                                           1994, and before Closing and (ii)
                                           the audited consolidated statements
                                           of financial condition of VB as of
                                           December 31, 1995, and the related
                                           audited statements of income,
                                           changes in cashflows and
                                           stockholders' equity for the year
                                           ended December 31, 1995.

                          (e) Loan and Lease Losses. Its Co-Presidents and Chief Executive Officers, and Chief Financial Officer (for WCB) or President and Chief

                                  Operations Officer (for VB) (collectively,
                                  "Executive Officers") know of no reason why the provision for loan and lease losses shown in the consolidated balance sheet included in the Financial Statements for the period ended December 31, 1995, was not adequate as of that date to provide for estimable and probable losses, net of recoveries relating to loans previously charged off, inherent in its loan portfolio.

                 3.1.6. ABSENCE OF CERTAIN EVENTS AND CHANGES. Except as disclosed in its Financial Statements, since December 31, 1994: (1) it and its subsidiaries have conducted their respective businesses only in the ordinary and usual course of the businesses and (2) no change or development or combination of changes or developments has occurred that, individually or in the aggregate, is reasonably likely to result in a Material Adverse Effect with respect to it or its subsidiaries. For purposes of this Agreement, "Material Adverse Effect" with respect to any corporation means an effect that: (1) is materially adverse to the business, financial condition, results of operations or prospects of the corporation and its subsidiaries taken as a whole; (2) significantly and adversely affects the ability of the corporation to consummate the transactions contemplated by this Agreement by the Termination Date or to perform its material obligations under this Agreement; or (3) enables any persons to prevent the consummation by the Termination Date of the transactions contemplated by this Agreement. No Material Adverse Effect will be deemed to have occurred on the basis of any effect resulting from actions or omissions of the corporation taken with the prior consent of the other parties to this Agreement.

                 3.1.7.   MATERIAL AGREEMENTS.

                          (a) Except for the Stock Plans and arrangements made after the date and in accordance with the terms of this Agreement, it and its subsidiaries are not bound by any material contract (as defined in Item 601(b)(10) of Regulation S-K under the Securities Act) that: (1) is to be performed after the date of this Agreement and (2) has not been filed with or incorporated by reference in its Reports or set forth in Schedule 5.

                          (b) Neither it nor any of its subsidiaries is in default under any contract, agreement, commitment, arrangement, lease, insurance policy or other instrument.

                 3.1.8. KNOWLEDGE AS TO CONDITIONS. Its Executive Officers know of no reason why the Regulatory Approvals and, to the extent necessary, any other approvals, authorizations, filings, registrations, and notices should not be obtained without the imposition of any condition or restriction that is reasonably likely to have a Material Adverse Effect with respect to it, its subsidiaries, or the Combined Corporation, or the opinion of the tax experts referred to in Subsection 5.2.11.

                 3.1.9. BROKERS AND FINDERS. Neither it, its subsidiaries, nor any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees, commissions or finder's fees in connection with the transactions contemplated in this Agreement.

         3.2. ADDITIONAL REPRESENTATIONS AND WARRANTIES OF VB. Subject to Subsection 3.3 and except as expressly set forth in Schedule 1, VB represents and warrants to WCB and HB, the following:

                 3.2.1.   GOVERNMENTAL FILINGS; NO VIOLATIONS.

                          (a)     Filings.  Other than the Regulatory
                                  Approvals, and other than as required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, the Securities Act, the Exchange Act, state securities and "Blue Sky" laws, no notices, reports or other filings are required to be made by it with, nor are any consents, registrations, approvals, permits or authorizations required to be obtained by it from, any governmental or regulatory authority, agency, court, commission or other entity, domestic or foreign ("Governmental Entity"), in connection with the execution, delivery or performance of this Agreement by it and the consummation by it of the Transaction.

                          (b) Violations. The execution, delivery and performance of this Agreement does not and will not, and the consummation by it of the Transaction will not, constitute or result in: (1) a material breach or violation of, or a default under, its articles of incorporation or bylaws, or the comparable governing instruments of any of its subsidiaries; or (2) a material breach or violation of, or a default under, or the acceleration of or the creation of a Lien (with or without the giving of notice, the lapse of time or both) under, any provision of any agreement, lease, contract, note, mortgage, indenture, arrangement or other obligation ("Contracts") of it or any of its subsidiaries or any law, rule, ordinance or regulation or judgment, decree, order, award or governmental or non-governmental permit or license to which it or any of its subsidiaries is subject, or any change in the rights or obligations of any party under any of the Contracts.
                                  Schedule 6 contains a list of all consents it or its subsidiaries must obtain from third parties under any Contracts before consummation of the Transaction.

                 3.2.2.   ASSET CLASSIFICATION.

                          (a) Schedule 7 sets forth a list, accurate and complete in all material respects as of December 31, 1995, except as otherwise expressly noted in Schedule 7, and separated by category of classification or criticism ("Asset Classification"), of the aggregate amounts of loans, extensions of credit and other assets of it and its subsidiaries that have been criticized or classified.

                          (b) Except as shown on Schedule 7, no amounts of loans, extensions of credit or other assets that have been classified or criticized by any representative of any Governmental Entity as "Other Assets Especially Mentioned," "Substandard," "Doubtful," "Loss" or words of similar effect are excluded from the amounts disclosed in the Asset Classification, other than amounts of loans, extensions of credit or other assets that were paid off or charged off by it or its subsidiaries before the date of this Agreement.

                 3.2.3.   PROPERTIES.

                          (a) Except as disclosed or reserved against in its Financial Statements or in Schedule 8, it and its subsidiaries have good and marketable title, free and clear of all Liens (other than Liens for current taxes not yet delinquent or pledges to secure deposits) to all of the material properties and assets, tangible or intangible, reflected in its Reports as being owned by it or its subsidiaries as of the date of this Agreement.

                          (b) To the knowledge of its Executive Officers, all buildings and all fixtures, equipment and other property and assets that are material to its business on a consolidated basis and are held under leases or subleases by it or its subsidiaries are held under valid leases or subleases, enforceable in accordance with their respective terms (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally or by general equity principles).

                          (c)     Schedule 9 lists all its and its
                                  subsidiaries' existing branches and offices and all new branches or offices it or any of its subsidiaries' has applied for.

                          (d) VB has provided to WCB copies of existing title policies held in its or the Bank's files, and no exceptions, reservations, or encumbrances have arisen or been created since the date of issuance of those policies.

                 3.2.4.   COMPLIANCE WITH LAWS.  Except as disclosed in
                 Schedule 10, it and each of its subsidiaries:

                          (a) is in compliance, in the conduct of its business, with all applicable federal, state, local and foreign statutes, laws, regulations, ordinances, rules, judgments, orders or decrees, including the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act and all other applicable fair lending laws or other laws relating to discrimination;

                          (b) has all permits, licenses, certificates of authority, orders, and approvals of, and has made all filings, applications, and registrations with, federal, state, local, and foreign governmental or regulatory bodies (including the Federal Reserve) that are required in order to permit it or such subsidiary to carry on its business as it is presently conducted;

                          (c) has received since January 1, 1992, no notification or communication from any Governmental Entity (including any bank, insurance and securities regulatory authorities) or its staff (1) asserting that it or any of its subsidiaries is not in compliance with any of the statutes, regulations or ordinances that such Governmental Entity enforces, (2) threatening to revoke any license, franchise, permit or governmental authorization, or (3) threatening or contemplating revocation or limitation of, or that would have the effect of revoking or limiting, FDIC deposit insurance (nor, to the knowledge of its Executive Officers, do any grounds for any of the foregoing exist); and

                          (d) is not required to notify any federal banking agency before adding directors to its board of directors or the employing senior executives.

                 3.2.5. LITIGATION. Except as disclosed in its Financial Statements or in Schedule 11 before the date of this
                 Agreement:

                          (a) no criminal or administrative investigations or hearings, before or by any Governmental Entity, or civil, criminal or administrative actions, suits, claims or proceedings, before or by any person (including any Governmental Entity) are pending or, to the knowledge of its Executive Officers, threatened, against it or any of its subsidiaries (including under the Truth in Lending Act, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act or any other fair lending law or other law relating to discrimination); and

                          (b) neither it nor any of its subsidiaries (nor any officer, director, controlling person or property of it or any of its subsidiaries) is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any Governmental Entity charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits (including the FDIC) or the supervision or regulation of it or of its subsidiaries, and neither it nor any of its subsidiaries has been advised by any such Governmental Entity that such Governmental Entity is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement, memorandum of understanding, commitment letter or similar submission.

                 3.2.6. TAXES. For purposes of this Subsection 3.2.6, "Tax" includes any tax or similar governmental charge, impost or levy (including income taxes, franchise taxes, transfer taxes or fees, stamp taxes, sales taxes, use taxes, excise taxes, ad valorem taxes, withholding taxes, worker's compensation, payroll taxes, unemployment insurance, social security, minimum taxes or windfall profits taxes), together with any related liabilities, penalties, fines, additions to tax or interest, imposed by the United States or any state, county, provincial, local or foreign government or subdivision or agency of the United States.

                          (a) All federal, state and local Tax returns, including all information returns, it and its subsidiaries are required to file have been timely filed or requests for extensions have been timely filed. If any extensions were filed, they have been or will be granted by Closing and will not have expired. All filed returns are complete and accurate in all material respects.

                          (b)     Except as disclosed in its Financial
                                  Statements:

                                  (1)      all taxes attributable to it or any
                                           of its subsidiaries that are or were
                                           due or payable (without regard to
                                           whether such taxes have been
                                           assessed) have been paid in full or
                                           have been adequately provided for in
                                           its Financial Statements in
                                           accordance with GAAP;

                                  (2)      adequate provision in accordance
                                           with GAAP has been made in its
                                           Financial Statements relating to all
                                           Taxes for the periods covered by
                                           such Financial Statements that were
                                           not yet due and payable as of the
                                           date of this Agreement, regardless
                                           of whether the liability for such
                                           Taxes is disputed;

                                  (3) as of the date of this Agreement and except as disclosed in its Financial Statements, there is no outstanding audit examination, deficiency, refund litigation or outstanding waiver or agreement extending the applicable statute of limitations for the assessment or collection of any Taxes for any period with respect to any Taxes of it or its subsidiaries;

                                  (4)      all Taxes with respect to completed
                                           and settled examinations or
                                           concluded litigation relating to it
                                           or any of its subsidiaries have been
                                           paid in full or have been recorded
                                           on its Financial Statements (in
                                           accordance with GAAP);

                                  (5)      neither it nor any of its
                                           subsidiaries is a party to a Tax
                                           sharing or similar agreement or any
                                           agreement under which it or any of
                                           its subsidiaries has indemnified any
                                           party (other than it or one of its
                                           subsidiaries) with respect to Taxes;
                                           and

                                  (6) the proper and accurate amounts have been withheld from all employees (and timely paid to the appropriate Governmental Entity or set aside in an account for these purposes) for all periods through the Effective Date in compliance with all Tax withholding provisions of applicable federal, state, local and foreign laws (including income, social security and employment tax withholding for all types of compensation).

                 3.2.7. INSURANCE. It and each of its subsidiaries has taken all requisite action (including the making of claims and the giving of notices) under its directors' and officers' liability insurance policy or policies in order to preserve all rights under such policies with respect to all matters known to it (other than matters arising in connection with, and the transactions contemplated by, this Agreement).
                 Schedule 12 lists all directors' and officers' liability insurance policies and other material insurance policies maintained by it or its subsidiaries.

                 3.2.8. LABOR MATTERS. Neither it nor any of its subsidiaries is a party to, or is bound by, any collective bargaining agreement, contract or other agreement or understanding with any labor union or labor organization. Neither it nor any of its subsidiaries is the subject of any material proceeding: (1) asserting that it or any of its subsidiaries has committed an unfair labor practice or (2) seeking to compel it or any of its subsidiaries to bargain with any labor organization as to wages or conditions of employment. No strike involving it or any of its subsidiaries is pending or, to the knowledge of its Executive Officers, threatened. Its Executive Officers are not aware of any activity involving its or any of its subsidiaries' employees seeking to certify a collective bargaining unit or engaging in any other organizational activity.

                 3.2.9.   EMPLOYEE BENEFITS.

                          (a) For purposes of this Agreement "Plan" or "Plans", individually or collectively, means any "employee benefit plan," as defined in
                                  Section 3(3) of the Employee Retirement
                                  Income

                                  Security Act of 1974, ("ERISA"), as amended, maintained by VB or the Bank, as the case may be.

                          (b) Schedule 13 sets forth a list, as of the date of this Agreement, of (1) all bonus, deferred compensation, pension, retirement, profit-sharing, thrift, savings, employee stock ownership, stock bonus, stock purchase, restricted stock and stock option plans, (2) all material employment or severance contracts and (3) all other material employee benefit plans that cover employees or former employees of it and its subsidiaries (its "Compensation Plans"). True and complete copies of the Compensation Plans (and, as applicable, copies of summary plan descriptions, governmental filings (on Form 5500 series or otherwise), actuarial reports and reports under Financial Accounting Standards Board Statement No. 106 relating to such Compensation Plans) covering current or former employees or directors of it or its subsidiaries (its "Employees"), including Plans and related amendments, have been made available to the other parties to this Agreement.

                          (c) All of its Plans covering Employees (other than "multi-employer plans" within the meaning of ERISA Sections 3(37) or 4001(a)(3)), to the extent subject to ERISA, are in substantial compliance with ERISA. Each of its Plans, that is an "employee pension benefit plan" within the meaning of ERISA Section 3(2) ("Pension Plan") and that is intended to be qualified under IRC Section 401(a), has received a favorable determination letter from the Internal Revenue Service, and it is not aware of any circumstances likely to result in revocation of any such favorable determination letter. No litigation relating to its Plans is pending or, to the knowledge of its Executive Officers, threatened. Neither it nor any of its subsidiaries has engaged in a transaction with respect to any Plan that, assuming the taxable period of such transaction expired as of the date of this Agreement, could subject it or any of its subsidiaries to a Tax or penalty imposed by either IRC Section 4975 or ERISA Section 502(i).

                          (d) No liability under Subtitle C or D of Title IV or ERISA (other than payment of applicable premiums) has been or is expected to be incurred by it or any of its subsidiaries with respect to any ongoing, frozen or terminated "single-employer plan," within the meaning of ERISA Section 4001(a)(15), currently or formerly maintained by any of them, or the single-employer plan of any entity that is considered one employer with it under ERISA Section 4001 or IRC Section 414 (an "ERISA Affiliate"). It and its subsidiaries and ERISA Affiliates have not incurred and do not expect to incur any material withdrawal liability with respect to a multiemployer plan under Subtitle I of Title IV of ERISA (regardless of whether based on contributions of ERISA Affiliates). Neither it, its subsidiaries nor any of its ERISA Affiliates has been notified by any multiemployer plan to which it or any of its subsidiaries or ERISA Affiliates is contributing, or may be obligated to contribute, that such multiemployer plan is currently in reorganization or insolvency under and within the meaning of ERISA Sections 4241 or 4245 or that such multiemployer plan intends to terminate or has been terminated under ERISA Section 4041A. No notice of a "reportable event" within the meaning of ERISA Section 4043, for which the 30-day reporting requirement has not been waived, has been required to be filed for any of its Pension Plans or by any of its ERISA Affiliates within the 12-month period ending on the date of this Agreement. Neither it, its subsidiaries nor any of their respective ERISA Affiliates has incurred or is aware of any facts that are reasonably likely to result in any liability under ERISA Sections 4069 or 4204.

                          (e) All material contributions it or any of its subsidiaries are or were required to make under the terms of any of its Plans have been timely made or have been reflected in its Financial Statements. Neither any of its Pension Plans nor any single-employer plan of any of its ERISA Affiliates has an "accumulated funding deficiency" (whether or not waived) within the meaning of IRC Section 412 or ERISA Section 302. Neither it nor any of its subsidiaries or its ERISA Affiliates has provided, or is required to provide, security to any Pension Plan or to any single-employer plan of an ERISA Affiliate under IRC Section 401(a)(29), IRC Section 412(f)(3), or ERISA Sections 306, 307 or 4204.

                          (f) Under each of its and its ERISA Affiliates' Pension Plans that is a single-employer plan, as of the last day of the most recent plan year ended before the date of this Agreement, the actuarially determined present value of all "benefit liabilities" within the meaning of ERISA Section 4001(a)(16) (as determined on the basis of the actuarial assumptions contained in the Pension Plan's most recent actuarial valuation), did not exceed the then-current value of the assets of such Pension Plan, and to the knowledge of its Executive Officers, there has been no change in the financial condition of such Pension Plan since the last day of the most recent plan year that reasonably could be expected to change such conclusion. There would be no withdrawal liability of it and its subsidiaries under each Plan that is a multi-employer plan to which it, its subsidiaries or its ERISA Affiliates has contributed during the preceding 12 months, if such withdrawal liability were determined as if a "complete withdrawal," within the meaning of ERISA Section 4203, had occurred as of the date of this Agreement.

                          (g)     Except as disclosed in its Financial
                                  Statements, neither it nor its subsidiaries have any obligations for retiree health and life benefits.

                          (h) No restrictions exist on the rights of it or its subsidiaries to amend or terminate any Plan without incurring liability under the Plan in addition to normal liabilities for benefits.

                          (i)     Except as disclosed in its Financial
                                  Statements or as provided in a schedule to this Agreement, the transactions contemplated by this Agreement and the Stock Plans will not result in: (1) vesting, acceleration, or increase of any amounts payable under any Compensation Plan, (2) any material increase in benefits under any Compensation Plan or
                                  (3) payment of any severance or similar
                                  compensation under any Compensation Plan.

                          (j) The Bank's obligations under the Executive Supplemental Income ("ESI") Plan will not at any time exceed the value, as reflected on the Bank's books (reported consistent with GAAP), of insurance policies owned by the Bank on the lives of the officers covered by the ESI Plan.

           3.2.10.                ENVIRONMENTAL MATTERS.

                          (a) For purposes of this Subsection 3.2.10, the following definitions apply:

                                  (1) "Subject Property" with respect to a party means (i) all real property at which the Businesses of it or its subsidiaries have been conducted, all property in which it or its subsidiaries holds a security or other interest (including a fiduciary interest), and any property where under any
                                           Environmental Law it or any of its
                                           subsidiaries is deemed to be the
                                           owner or operator of the property;
                                           (ii) any facility in which it or its
                                           subsidiaries participates in the
                                           management, including participating
                                           in the management of the owner or
                                           operator of the property; and (iii)
                                           all other real property that, for
                                           purposes of any Environmental Law,
                                           it or any of its subsidiaries
                                           otherwise could be deemed to be an
                                           owner or operator of or as otherwise
                                           having control over.

                                  (2)      "Environmental Laws" means any
                                           federal, state, local or foreign
                                           law, regulation, agency policy,
                                           order, decree, judgment, judicial
                                           opinion, or any agreement with any
                                           Governmental Entity, presently in
                                           effect or subsequently adopted
                                           relating to: (i) the manufacture,
                                           generation, transport, use,
                                           treatment, storage, recycling,
                                           disposal, release, threatened
                                           release or presence of Hazardous
                                           Substances, or (ii) the
                                           preservation, restoration or
                                           protection of the environment,
                                           natural resources or human health.

                                  (3)      "Hazardous Substances" means any
                                           hazardous or toxic substance,
                                           material or waste that is regulated
                                           by any local governmental authority,
                                           any state government or the United
                                           States Government, including any
                                           material or substance that is (a)
                                           defined as a "hazardous substance"
                                           in 42 USC Section 9601(14), (b)
                                           defined as a "pollutant or
                                           contaminant" in 42 USC Section
                                           9604(a)(2), or (c) defined as a
                                           "hazardous waste" in 42 USC Section
                                           6903(5).

                          (b) To the knowledge of its Executive Officers, it and each of its subsidiaries and the Subject Property are, and have been, in compliance with all Environmental Laws, and no circumstances exist that with the passage of time or the giving of notice would be reasonably likely to result in noncompliance with such Environmental Laws.

                          (c) To the knowledge of its Executive Officers, none of the following, and no reasonable basis for any of the following, exists: pending or threatened claims, actions, investigations, notices of non-compliance, information requests or notices of potential responsibility or proceedings involving it or any of its subsidiaries or any Subject Property, relating to:

                                  (1)      an asserted liability of it or any
                                           of its subsidiaries or any prior
                                           owner, occupier or user of Subject
                                           Property under any Environmental Law
                                           or the terms and conditions of any
                                           permit, license, authority,
                                           settlement, agreement, decree or
                                           other obligation arising under any
                                           Environmental Law;

                                  (2)      the handling, storage, use,
                                           transportation, removal or disposal
                                           of Hazardous Substances;

                                  (3)      the actual or threatened discharge,
                                           release or emission of Hazardous
                                           Substances from, on or under or
                                           within Subject Property into the
                                           air, water, surface water, ground
                                           water, land surface or subsurface
                                           strata; or

                                  (4)      personal injuries or damage to
                                           property related to or arising out
                                           of exposure to Hazardous Substances.

                          (d) To the knowledge of its Executive Officers: no storage tanks underground or otherwise are present on the Subject Property or, if present, none of such tanks are leaking and each of them is in full compliance with all Environmental Laws. With respect to any Subject Property, it and its subsidiaries do not own, possess or control any PCBs, PCB-contaminated fluids, wastes or equipment, or any asbestos or asbestos-containing material. No Hazardous Substances have been used, handled, stored, discharged, released or emitted, or are threatened to be discharged, released or emitted, at or on any Subject Property, except for those types and quantities of Hazardous Substances typically used in an office environment and that have not created conditions requiring remediation under any Environmental Law.

                          (e) To the knowledge of its Executive Officers and except for the investigation or monitoring by the Environmental Protection Agency or similar state agencies in the ordinary course, no part of the Subject Property has been or is scheduled for investigation or monitoring under any Environmental Law.

         3.3.    EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES.

                 3.3.1. DISCLOSURE OF EXCEPTIONS. Each exception set forth in a Schedule is disclosed only for purposes of the representations and warranties referenced in that exception; but the following conditions apply:

                          (a)     no exception is required to be set forth in a
                                  Schedule if its absence would not result in the related representation or warranty being found untrue or incorrect under the standard established by this Subsection 3.3; and

                          (b)     the mere inclusion of an exception in a
                                  Schedule is not an admission by a party that such exception represents a material fact, event or circumstance or would result in a Material Adverse Effect with respect to that party.

                 3.3.2. NATURE OF EXCEPTIONS. No representation or warranty contained in Subsection 3.1 or 3.2 will be found untrue or incorrect and no party to this Agreement will have breached a representation or warranty due to the following: the existence of any fact, circumstance or event if that fact, circumstance or event, individually or taken together with all similar facts, circumstances or events, would not, or, in the case of Subsection 3.2.5, is not reasonably likely to, have a Material Adverse Effect with respect to such party.

                                   SECTION 4.
                            CONDUCT AND TRANSACTIONS
                                 BEFORE CLOSING

         4.1. CONDUCT OF VB'S BUSINESS BEFORE CLOSING. Before Closing, VB promises as follows:

                 4.1.1.   AVAILABILITY OF VB'S BOOKS, RECORDS AND  PROPERTIES.

                          (a) VB will make VB's, and cause its subsidiaries to make their, books, records, properties, contracts and documents available at all reasonable times to WCB and its counsel, accountants and other representatives. These items will be open for inspection, audit and direct verification of: (1) loan or deposit balances, (2) collateral receipts and (3) any other transactions or documentation WCB may find reasonably relevant to the Transaction. VB will, and will cause its subsidiaries to, cooperate fully in any such inspection, audit, or direct verification procedures, and VB will, and will cause its subsidiaries to, make available all information reasonably required by or on behalf of WCB.

                          (b) At WCB's request, VB will request any third parties involved in the preparation or review of the VB/Bank Financial Statements or Subsequent VB/Bank Financial Statements to disclose to WCB the work papers or any similar materials related to these financial statements.

                 4.1.2. ORDINARY AND USUAL COURSE. Without the prior written consent of WCB, VB will, and will cause the Bank to, conduct its business only in the ordinary and usual course and will not, and will not allow the Bank to, do any of the following:

                          (a)     effect any stock split or other
                                  recapitalization with respect to VB Common
                                  Stock or the Bank's capital stock; issue, pledge or encumber in any way any shares of VB's or the Bank's capital stock; or grant any option or other right to shares of VB's or the Bank's capital stock (except issuances of common stock upon exercise of options granted before the date of this Agreement);

                          (b) declare or pay any dividend, or make any other distribution, either directly or indirectly, with respect to VB Common Stock or the Bank's capital stock;

                          (c) dispose of assets or make any commitment other than in the ordinary and usual course of business;

                          (d) solicit or accept deposit accounts of a different type from accounts previously accepted by it or at rates materially in excess of rates previously paid by it, except to reflect changes in prevailing interest rates, or incur any indebtedness greater than $5,000;

                          (e) acquire an ownership interest or a leasehold interest in any Property or any other real property, whether by foreclosure or otherwise, without: (1) making an appropriate environmental evaluation in advance of obtaining the interest and providing the evaluation to WCB and (2) providing WCB with at least 30 days' advance written notice before it acquires the interest;

                          (f)     except as otherwise required by law
                                  (including in particular the VB's board of directors' fiduciary duty to shareholders), enter into or recommend the adoption by VB's shareholders of any agreement involving a possible merger or other business combination or asset sale by VB not involving the Transaction; or

                          (g) enter into any other transaction or make any expenditure other than in the ordinary and usual course of its business or as required by this Agreement, except for expenses reasonably related to completion of the Transaction, which expenses are estimated not to exceed $120,000.

                 4.1.3. CONDUCT REGARDING REPRESENTATIONS AND WARRANTIES. VB will not do or cause to be done anything that would cause any representation or warranty in Subsection 3.1 or 3.2 to be untrue or inaccurate if made at Closing, except as otherwise contemplated or required by this Agreement or consented to in writing by WCB.

                 4.1.4. MAINTENANCE OF PROPERTIES. VB will, and will cause the Bank to, maintain its properties and equipment (and related insurance or its equivalent) in accordance with good business practice.

                 4.1.5. PRESERVATION OF BUSINESS ORGANIZATION. VB will, and will cause the Bank to, use all reasonable efforts to:

                          (a)     preserve its business organization;

                          (b)     retain the services of present management;
                                  and

                          (c) preserve the goodwill of suppliers, customers and others with whom it has business relationships.

                 4.1.6. SENIOR MANAGEMENT. VB will, and will require the Bank to, consult with WCB before making any change with respect to present management personnel having the rank of vice-president or higher.

                 4.1.7. COMPENSATION. VB will not, and will not allow the Bank to, permit any increase in the current or deferred compensation payable or to become payable by VB to any of its directors, officers, employees, agents or consultants other than normal increments in compensation in accordance with VB's past practices with respect to the timing and amounts of such increments. Without the prior written approval of WCB, VB will not, and will not allow the Bank to, commit to, execute or deliver any employment agreement with any party not terminable upon two weeks' notice and without expense.

                 4.1.8. UPDATE OF FINANCIAL STATEMENTS. VB will deliver Subsequent VB/Bank Financial Statements to WCB by the earlier of: (1) 5 days after VB or the Bank has prepared and issued them or (2) 60 days from year-end for year-end statements and 30 days from the end of the quarter for quarterly statements. The Subsequent VB/Bank Financial Statements:

                          (a) will be prepared from the books and records of VB and the Bank;

                          (b) will present fairly the financial position and operating results of VB and the Bank at the times indicated and for the periods covered;

                          (c) will be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

                          (d)     will reflect all VB's and the Bank's
                                  liabilities, contingent or otherwise, on the respective dates and for the respective periods covered, except for liabilities:

                                  (1) not required to be so reflected in
                                      accordance with GAAP or (2) not
                                      significant in amount.

                 4.1.9. NO SOLICITATION. Neither VB nor any of its officers or directors, directly or indirectly, will solicit, encourage, entertain, or facilitate any other proposals or inquiries for an acquisition of the shares or assets of VB or its subsidiaries or enter into discussions concerning any such acquisition, except as otherwise required by law. No such party will make available to any person not affiliated with VB or WCB any information about its business or organization that is not either routinely made available to the public generally or required by law.

                 4.1.10. TITLE POLICIES. At WCB's request, VB will provide WCB with title reports issued by a title insurance company reasonably satisfactory to WCB, showing unencumbered fee simple title or vendee's interest to all real Property owned by VB or the Bank, other than other real estate owned, and unencumbered leasehold interests in all real Property leased by VB or the Bank, and containing only such exceptions, reservations and encumbrances as may be consented to in writing by WCB or may be consistent with Subsection 3.2.3. For purposes of this Agreement, "Property" includes any property that VB or the Bank has owned or leased, or in which VB or the Bank holds any security interest, mortgage, other lien or interest.

                 4.1.11. REVIEW OF LOANS. VB will, and will cause the Bank to, permit WCB to conduct an examination of the Bank's loans to determine credit quality and the adequacy of the Bank's allowance for loan losses. WCB will have continued access to the Bank's loans through Closing to update the examination.
                 At WCB's reasonable request, VB and the Bank will provide WCB with current reports updating the information set forth in
                 Schedule 7.

         4.2. REGISTRATION STATEMENT OR FAIRNESS HEARING. At WCB's sole discretion, the parties will follow either: (1) the procedures listed in Subsection 4.2.1 or (2) the procedures listed in Subsection 4.2.2. WCB will make this election within 60 days after this Agreement is signed. If WCB chooses Subsection 4.2.2, WCB may subsequently cancel this choice at any time and elect Subsection 4.2.1 if WCB reasonably and in good faith determines that proceeding under Subsection 4.2.2 and relying on the exemption in Section 3(a)(10) of the Securities Act from registration of the WCB Shares would be materially disadvantageous to WCB, HB or their shareholders or might give rise to legal or regulatory penalties.

                 4.2.1. REGISTRATION STATEMENT. If WCB elects to proceed under this Subsection 4.2.1, the following will apply:

                          (a)     PREPARATION OF REGISTRATION STATEMENT.

                                  (1) A Registration Statement on Form S-4 ("Registration Statement") will be filed by WCB with the SEC under the Securities Act for registration of the WCB Shares, and the parties will prepare a related prospectus/proxy statement ("Prospectus/Proxy
                                           Statement") to be mailed to the
                                           shareholders of VB (together with
                                           any amendments and supplements to
                                           such Prospectus/Proxy Statement).

                                  (2) The parties will cooperate with each other in preparing the Registration Statement and Prospectus/Proxy
                                           Statement, and will use their best
                                           efforts to: (1) file the
                                           Registration Statement with the SEC
                                           within 45 days following the date on
                                           which this Agreement is executed,
                                           and (2) obtain the clearance of the
                                           SEC, any appropriate state
                                           securities regulators and any other
                                           required regulatory approvals, to
                                           issue such Prospectus/Proxy
                                           Statement.

                                  (3)      Nothing will be included in the
                                           Registration Statement or the
                                           Prospectus/Proxy Statement or any
                                           proxy solicitation materials with
                                           respect to any party to this
                                           Agreement unless approved by that
                                           party, which approval will not be
                                           unreasonably withheld.

                          (b)     SUBMISSION TO SHAREHOLDERS.

                                  (1)      VB will submit the Prospectus/Proxy
                                           Statement to, and will use its best
                                           efforts in good faith to obtain the
                                           prompt approval of the
                                           Prospectus/Proxy Statement by, all
                                           applicable regulatory authorities.
                                           VB will provide copies of such
                                           submissions for review by WCB.

                                  (2)      VB will promptly take the action
                                           necessary in accordance with
                                           applicable law and its articles of
                                           incorporation and bylaws to convene
                                           a shareholders meeting to consider
                                           the approval of this Agreement and
                                           to authorize the
                                           transactions contemplated by this
                                           Agreement.  The shareholders meeting
                                           will be held on the earliest
                                           practical date after the date the
                                           Proxy Statement/Prospectus may first
                                           be sent to VB shareholders without
                                           objection by applicable governmental
                                           authorities; but VB will have at
                                           least 30 days to solicit proxies.
                                           Except as otherwise required by law,
                                           VB's board of directors and VB's
                                           officers will recommend to VB's
                                           shareholders that the shareholders
                                           approve the Transaction.

                 4.2.2. FAIRNESS HEARING. If WCB elects to proceed under this Subsection 4.2.2, the following will apply:

                          (a)     PREPARATION OF APPLICATIONS AND FILINGS.

                                  (1)      The parties will cooperate to
                                           prepare all necessary applications
                                           and filings to register the WCB
                                           Shares with and conduct a hearing
                                           ("Hearing") before the Oregon
                                           Director of the Department of
                                           Consumer and Business Services
                                           ("Oregon Director") under Section
                                           59.095 of the Oregon Revised
                                           Statutes.

                                  (2)      The parties will use all reasonable
                                           efforts to obtain from the Oregon
                                           Director (i) registration of the WCB
                                           Shares, (ii) approval of a plan of
                                           exchange provided by this Agreement
                                           ("Plan of Exchange"), and (iii) a
                                           finding that the Plan of Exchange is
                                           fair, just and equitable.

                                  (3) The parties will cooperate with each other in preparing the
                                           Proxy/Disclosure Statement, and will
                                           use their best efforts to obtain (i)
                                           approval of the Plan of Exchange by
                                           the Oregon Director and (ii) any
                                           other regulatory approvals required
                                           to issue the Proxy/Disclosure
                                           Statement.

                                  (4)      Nothing will be included in the
                                           Proxy/Disclosure Statement or any
                                           proxy solicitation materials with
                                           respect to any party to this
                                           Agreement unless approved by that
                                           party, which approval will not be
                                           unreasonably withheld.

                          (b)     SUBMISSION TO SHAREHOLDERS.

                                  (1)      VB will submit the Proxy/Disclosure
                                           Statement to, and will use its best
                                           efforts in good faith to obtain the
                                           prompt approval of the
                                           Proxy/Disclosure Statement by, all
                                           applicable regulatory authorities.
                                           VB will provide copies of such
                                           submissions for review by WCB.

                                  (2)      VB will promptly take the action
                                           necessary in accordance with
                                           applicable law and its articles of
                                           incorporation and bylaws to convene
                                           a shareholders meeting to consider
                                           the approval of this Agreement and
                                           to authorize the transactions
                                           contemplated by this Agreement.  The
                                           shareholders meeting will be held on
                                           the earliest practical date after
                                           the date the Proxy/Disclosure
                                           Statement may first be sent to VB
                                           shareholders without objection by
                                           applicable governmental authorities;
                                           but VB will have at least 30 days to
                                           solicit proxies.  Except as
                                           otherwise required by law, VB's
                                           board of directors and VB's officers
                                           will recommend to VB's shareholders
                                           that the shareholders approve the
                                           Transaction.

         4.3. SUBMISSION TO REGULATORY AUTHORITIES. Representatives of WCB and HB will prepare and file with applicable regulatory agencies, applications for approvals, waivers or other actions their counsel finds necessary or desirable in order to consummate the Transaction. WCB will provide copies of these applications for VB's review. These applications are expected to include:

                 (a)      An application to the Federal Reserve; and

                 (b) A change of control notice with the Director of the Washington Department of Financial Institutions and related filings regarding the Transaction.

         4.4. ANNOUNCEMENTS. The parties will cooperate and consult with each other in the development and distribution of all news releases and other public information disclosures with respect to this Agreement or the Transaction, unless otherwise required by law.

         4.5. CONSENTS. WCB, HB, and VB each will use their best efforts to obtain the consent or approval of any person, organization or other entity whose consent or approval is required in order to permit WCB, HB, and VB to consummate the Transaction.

         4.6. FURTHER ACTIONS. The proper officers of WCB, HB, and VB, in the name and on behalf of those respective parties, will use their best efforts in good faith to make all such arrangements, do or cause to be done all such acts and things, and execute and deliver all such certificates and other instruments and documents as may be reasonably necessary or appropriate in order to consummate the Transaction promptly.

         4.7. NOTICE. VB will provide WCB and HB with prompt written notice of the following:

                 (a) any events, individually or in the aggregate, that could have a Material Adverse Effect with respect to VB or the Bank;

                 (b) the commencement of any proceeding against VB by or before any court or governmental agency, individually or in the aggregate, that might have a Material Adverse Effect with respect to VB or the Bank; or

                 (c) any acquisition of an ownership or leasehold interest in Property.

         4.8. CONFIDENTIALITY. WCB, HB, and VB each will, and VB will cause the Bank to, hold in confidence all nonpublic information obtained from the other in connection with the Transaction, other than information that: (1) is required by law to be disclosed; (2) is otherwise available on a nonconfidential basis; (3) has become public without fault of the receiving party; or (4) is necessary to the defense of one of the parties in a legal or administrative action brought against that party by another party. If the Transaction is not completed, WCB, HB and VB will, and VB will cause the Bank to: (1) each return to the others all confidential documents obtained from them and (2) not use any nonpublic information obtained under this Agreement or in connection with the Transaction.

         4.9. AFFILIATE LETTERS. Within thirty days following the date this Agreement is signed, VB will deliver to WCB, after consultation with legal counsel, a list of names and addresses of VB's "affiliates" with respect to the Transaction within the meaning of SEC Rule 145. By the Effective Date, VB will deliver, or cause to be delivered, to WCB a letter from each of these "affiliates," dated as of the date of its delivery and in a form satisfactory to WCB.

         4.10. UPDATE OF FINANCIAL STATEMENTS. WCB will deliver Subsequent WCB Financial Statements to VB by the earlier of: (1) 5 days after WCB prepares and issues them or (2) 60 days from year-end for year-end statements and 30 days from the end of the quarter for quarterly statements. The Subsequent WCB Financial Statements will:

                 (a)      be prepared from the books and records of WCB;

                 (b) present fairly the financial position and operating results of WCB at the times indicated and for the periods covered;

                 (c) be prepared in accordance with GAAP (except for the absence of notes) and with the regulations promulgated by applicable regulatory authorities, to the extent then applicable, subject to normal year-end adjustments; and

                 (d) reflect all liabilities, contingent or otherwise, of WCB on the respective dates and for the respective periods covered, except for liabilities not required to be so reflected in accordance with GAAP or not significant in amount.

         4.11. AVAILABILITY OF WCB'S BOOKS, RECORDS AND PROPERTIES. WCB will make available to VB true and correct copies of: (1) its articles of incorporation and bylaws and (2) minutes of the meetings of its shareholders and its board of directors. At VB's reasonable request, WCB will also provide VB with copies of: (1) reports filed with the SEC or banking regulators and (2) WCB's stock option plans.

         4.12. VB DEBT OUTSTANDING. On the Effective Date, WCB will either assume or satisfy VB's note payable to Security State Bank, Centralia, Washington, in a principal amount not greater than $1,350,000.

                                   SECTION 5.
                            APPROVALS AND CONDITIONS

         5.1. REQUIRED APPROVALS. The obligations of the parties to this Agreement are subject to the approval of the Agreement and Transaction by all appropriate regulatory agencies having jurisdiction with respect to the Transaction.

         5.2. CONDITIONS TO OBLIGATIONS OF WCB AND HB. All obligations of WCB and HB under this Agreement are subject to satisfaction of the following conditions at or before Closing:

                 5.2.1. REPRESENTATIONS AND WARRANTIES. VB's representations and warranties in this Agreement and in any certificate or other instrument delivered in connection with this Agreement will be true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they will be true in all material respects as of that earlier date). These representations and warranties will have the same force and effect as if they had been made at Closing. VB will have delivered to WCB and HB its certificate, executed by a duly authorized officer of VB and dated as of Closing, stating that these

                 5.2.1. representations and warranties comply with this Subsection

                 5.2.2. COMPLIANCE. VB will have performed and complied with all material terms, covenants and conditions of this Agreement. VB will have delivered to WCB and HB its certificate, executed by a duly authorized officer of VB and dated as of Closing, stating that VB is in compliance with this Subsection 5.2.2.

                 5.2.3. NO MATERIAL ADVERSE EFFECT. No material damage, destruction or loss (whether or not covered by insurance) has occurred, and no other event, individually or in the aggregate, having or potentially having a Material Adverse Effect with respect to VB or the Bank has occurred. VB's certificate referred to in Subsection 5.2.2 will state that the conditions identified in this Subsection 5.2.3 are satisfied.

                 5.2.4. FINANCIAL CONDITION. The following will be true, and VB's certificate referred to in Subsection 5.2.2 will so state:

                          (a) as of Closing the consolidated net worth of VB was not less than $6,100,000 and the net worth of the Bank was not less than $7,325,000, each as determined in accordance with GAAP (before any adjustments not reflected in VB's Financial Statements as of December 31, 1995, required by Federal Accounting Standards ("FAS") 115);

                          (b) all of the Bank's deposits, other than: (1) brokered deposits, (2) public funds, and (3) certificates of deposits (or equivalents) equal to or in excess of $100,000 (collectively, "Core Deposits"), will not be less than 95% of the daily average Core Deposits of the Bank for the 90-day period ending two days before Closing;

                          (c) the Bank's allowance for possible loan and lease losses (1) at December 31, 1995, and at Closing will be adequate to absorb the Bank's anticipated loan and lease losses (taking into account any recommendations made by VB's certified public accountants) and (2) at Closing will be not less than 1.5% of the Bank's aggregate loans and leases; and

                          (d) the reserves set aside for the contingent liabilities reflected in the Subsequent VB/Bank Financial Statements will be adequate to absorb all reasonably anticipated losses.

                 5.2.5. RELEASE OF PLEDGE. WCB will have assumed or satisfied VB's note as provided in Subsection 4.12 and will have secured a release from Security State Bank, Centralia, Washington, of VB's stock pledged to Security State Bank as security for this note.

                 5.2.6. NO CHANGE IN LOAN REVIEW. VB will have provided to WCB the reports reasonably requested by WCB under Subsection 4.1.11, and neither these reports nor any examinations conducted by WCB under Subsection 4.1.11 reveal a material adverse change in either: (1) the information set forth in
                 Schedule 7 or (2) information revealed during WCB's previous examinations of the Bank's loans.

                 5.2.7. NO GOVERNMENTAL PROCEEDINGS. No action or proceeding will have been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

                 5.2.8. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required in connection with this Agreement, the Transaction, and all other related legal matters will have been approved by counsel for WCB and HB.

                 5.2.9. RECEIPT OF TITLE POLICY. WCB will have received the title insurance policy or policies required by Subsection 4.1.10.

                 5.2.10. CORPORATE AND SHAREHOLDER ACTION. VB's board of directors and VB's shareholders will each have approved the Transaction.

                 5.2.11. TAX OPINION. WCB and HB will obtain from Graham & Dunn, and deliver to VB, an opinion addressed to VB and in form and substance reasonably satisfactory to VB and its counsel, to the effect that consummation of the Transaction will not result in a taxable event for VB or WCB, and otherwise will have each of the effects specified below:

                          (a)     The Transaction will qualify as a
                                  reorganization within the meaning of IRC
                                  Section 368(a)(1)(A).

                          (b)     Under IRC Section 354(a)(i), VB's
                                  stockholders who, in accordance with Section
                                  1, exchange their VB Common Stock shares solely for WCB Common Stock shares will not recognize gain or loss on the exchange.

                          (c) Cash payments to VB's shareholders in lieu of a fractional share of WCB Common Stock will be treated as distributions in redemption of the fractional share interest, subject to the limitations of IRC Section 302.

                 5.2.12. OPINION OF COUNSEL. VB will obtain from Foster Pepper & Shefelman and deliver to WCB an opinion of counsel, addressed to WCB, to the effect that:

                          (a) VB is a corporation validly existing and in good standing under Washington State law;

                          (b) the Bank is a Washington State chartered banking corporation validly existing and in good standing under Washington State law;

                          (c) VB has the corporate power and authority to execute, deliver, and perform this Agreement;

                          (d) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of VB, and this Agreement constitutes the legal, binding, and valid obligation of VB, enforceable in accordance with its terms, except to the extent that enforcement (but not validity) may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity;

                          (e) all issued and outstanding shares of VB's and the Bank's capital stock have been duly authorized and are validly issued, fully paid, non-assessable, free of preemptive or similar rights arising by operation of law or otherwise, and have been issued in compliance with all applicable federal and applicable state securities laws; and

                          (f) all VB Options have been duly authorized and validly granted.

                 5.2.13. CASH PAID. The aggregate of the cash paid to holders of VB Common Stock under this Agreement and applicable law will not exceed 10% of the value of the WCB Common Stock issued upon Closing.

                 5.2.14. AFFILIATE LETTERS. WCB and HB will have received the affiliate list and letters specified in Subsection 4.9.

                 5.2.15.  REGISTRATION STATEMENT/FAIRNESS HEARING.

                          (a) If the parties proceed under Subsection 4.2.1, the Registration Statement, as it may have been amended, required in connection with the shares of WCB Common Stock to be issued to Shareholders under Subsection 1.3 and as described in Subsection 4.2 will have become effective, and no stop order suspending the effectiveness of such Registration Statement will have been issued or will remain in effect, and no proceedings for that purpose will have been initiated or threatened by the SEC the basis for which remains in effect.

                          (b) If the parties proceed under Subsection 4.2.2, the Oregon Director will have issued an order of registration and a finding that the Plan of Exchange is fair, just, and equitable and free from fraud and the WCB Shares will be exempt from registration under the Securities Act.

                 5.2.16. CONSENTS. VB will have obtained the consents as indicated in Schedule 6.

                 5.2.17. FAIRNESS OPINION. VB will have received from an investment advisor reasonably acceptable to WCB, an opinion, dated immediately before VB mails the Prospectus/Proxy Statement or Proxy/Disclosure Statement to its shareholders, to the effect that the financial terms of the Transaction are financially fair to VB's shareholders. WCB will provide VB's investment advisor with such information as it may reasonably request in order to render its opinion.

                 5.2.18. VB DIRECTOR TO SERVE ON WCB BOARD. VB will have identified one VB director who is satisfactory to WCB and willing to serve on WCB's board of directors.

                 5.2.19. ACCOUNTING TREATMENT. It will have been determined to the satisfaction of WCB that the Transaction will be treated for accounting purposes as a "pooling of interests" in accordance with APB Opinion No. 16, and WCB will have received a letter to such effect from Arthur Andersen, LLP, certified public accountants.

                 5.2.20. SOLICITATION OF EMPLOYEES. Neither any member of VB's board of directors nor any entity with which any such director is affiliated will have solicited any employee of VB, WCB or HB with the intention of causing such employee to terminate his or her employment with VB, WCB or HB, as the case may be.

                 5.2.21. OTHER MATTERS. WCB will have received such other opinions, certificates, and documents as WCB may reasonably request in connection with this Agreement and the Transaction.

         5.3. CONDITIONS TO VB'S OBLIGATIONS. All VB's obligations under this Agreement are subject to satisfaction of the following conditions at or before Closing:

                 5.3.1. REPRESENTATIONS AND WARRANTIES. WCB's and HB's representations and warranties in this Agreement and in any certificate or other instrument delivered in connection with this Agreement will be true and correct in all material respects at Closing (except to the extent that they expressly relate to an earlier date, in which case they will be true in all material respects as of that earlier date). These representations and warranties will have the same force and effect as if they had been made at Closing. WCB and HB will have delivered to VB their respective certificates, executed by duly authorized officers of WCB and HB and dated as of Closing, stating that these representations and warranties comply with this Subsection 5.3.1.

                 5.3.2. COMPLIANCE. WCB and HB each will have performed and complied with all terms, covenants and conditions of this Agreement. WCB and HB will have delivered to VB their respective certificates, executed by duly authorized officers of WCB and HB and dated as of Closing, stating that WCB and HB are in compliance with this Subsection 5.3.2.

                 5.3.3. NO MATERIAL ADVERSE EFFECT. No material damage, destruction or loss (whether or not covered by insurance) has occurred, and no other event, individually or in the aggregate, having or potentially having a Material Adverse Effect with respect to WCB has occurred. WCB's certificate referred to in Subsection 5.3.2 will state that the conditions identified in this Subsection 5.3.3 are satisfied.

                 5.3.4. NO GOVERNMENTAL PROCEEDINGS. No action or proceeding will have been commenced or threatened by any governmental agency to restrain or prohibit or invalidate the Transaction.

                 5.3.5. CORPORATE AND SHAREHOLDER ACTION. The boards of directors of WCB and HB, and VB's and HB's shareholders, will each have approved the Transaction.

                 5.3.6.   TAX OPINION.  The tax opinion specified in Subsection
                 5.2.11 will have been delivered to VB.

                 5.3.7. OPINION OF COUNSEL. WCB will obtain from Graham & Dunn, P.C. and deliver to VB an opinion, addressed to VB, to the effect that:

                          (a) WCB is a corporation validly existing and in good standing under Oregon State law and HB is a corporation validly existing and in good standing under Washington State law;

                          (b) WCB and HB have the corporate power and authority to execute, deliver, and perform this Agreement;

                          (c) the execution, delivery, and performance of this Agreement have been duly authorized by all necessary corporate action on the part of WCB and HB, and this Agreement constitutes the legal, binding, and valid obligation of WCB and HB, enforceable in accordance with its terms, except to the extent that enforcement (but not validity) may be limited by bankruptcy, insolvency, reorganization, moratorium, or similar laws generally affecting the enforcement of the rights of creditors and by generally applicable principles of equity;

                          (d) the WCB Shares have been duly authorized and, when issued as contemplated by this Agreement, will be validly issued, fully paid and nonassessable; and

                          (e) (1) The Registration Statement became effective under the Securities Act on ____________, 1996, and, to the best of counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or threatened by the Securities and Exchange Commission (if the parties proceed under Subsection 4.2.1) or (2) WCB has received from the Oregon Director an order of registration and a finding by the Oregon Director that the Plan of Exchange is fair, just, and equitable and free from fraud (if the parties proceed under Subsection 4.2.2).

                 5.3.8. CASH PAID. The aggregate of the cash paid to holders of VB Common Stock under this Agreement and applicable law will not exceed 10% of the value of the WCB Common Stock issued upon Closing.

                 5.3.9.   REGISTRATION STATEMENT.

                          (a) If the parties proceed under Subsection 4.2.1, the Registration Statement, as it may have been amended, required in connection with the shares of WCB Common Stock to be issued to

                                  Shareholders under Subsection 1.3 and as described in Subsection 4.2 will have become effective, and no stop order suspending the effectiveness of such Registration Statement will have been issued or will remain in effect, and no proceedings for that purpose will have been initiated or threatened by the SEC the basis for which remains in effect.

                          (b) If the parties proceed under Subsection 4.2.2, the Oregon Director will have issued an order of registration and a finding that the Plan of Exchange is fair, just, and equitable and free from fraud and the WCB Shares will be exempt from registration under the Securities Act.

                 5.3.10. VB DIRECTOR TO SERVE ON WCB BOARD. WCB has appointed, effective as of Closing, a VB director satisfactory to VB to serve on WCB's board of directors.

                 5.3.11. APPROVAL BY COUNSEL. All actions, proceedings, instruments and documents required in connection with this Agreement, the Transaction, and all other related legal matters will have been approved by counsel for VB and the Bank.

                 5.3.12. OTHER MATTERS. VB will have received such other opinions, certificates, and documents as VB may reasonably request in connection with this Agreement and the Transaction.

                                   SECTION 6.
                       DIRECTORS, OFFICERS AND EMPLOYEES

         6.1. DIRECTORS. As a condition to the execution of this Agreement, VB will cause each member of VB's and the Bank's board of directors to enter into a written noncompetition agreement on or before the date this Agreement is signed. These noncompetition agreements will take effect on the Effective Date.

         6.2. EMPLOYMENT AGREEMENT. As a condition to the execution of this Agreement, Lee S. Stenseth will make himself available to continue as President of the Bank, in accordance with the terms and conditions set forth in an employment agreement of even date with this Agreement, which will take effect on the Effective Date.

         6.3. DIRECTOR AND EX-OFFICIO MEMBER APPOINTED. On the Effective Date, WCB will cause one director, acceptable to WCB, who is a director of VB immediately before the Effective Date, to be elected or appointed to WCB's board of directors to serve until his successor is elected and qualified. As of the Effective Date and until the end of his term as President of the Bank, WCB will allow Lee S. Stenseth to attend the meetings of WCB's board of directors as an ex-officio member of WCB's board of directors. Nothing in this Subsection 6.3 or this Agreement restricts in any way any rights of the WCB's shareholders and directors at any time after the Effective Date to nominate, elect, select, or remove WCB's directors.

         6.4. EMPLOYEES. WCB presently intends to allow the Bank's employees who are employed with the Combined Corporation following the Transaction ("Continuing Employees") to participate in certain employee benefit plans in which employees of WCB and HB currently participate. WCB intends to grant Continuing Employees credit for prior service with the Bank for purposes of determining eligibility and vesting, but Continuing Employees will not receive this credit for purposes of determining benefit accruals. This expression of intent is not a contract with the Bank's employees and will not be construed to create a contract or employment right with the Bank's employees.

         6.5.    EMPLOYEE BENEFIT ISSUES.

                 6.5.1. COMPARABILITY OF BENEFITS. WCB confirms to VB its present intention to provide Continuing Employees with employee benefit programs which, in the aggregate, are generally not less favorable than those being provided to WCB employees.

                 6.5.2. TRANSFER OR MERGER OF GROUP PLAN. As soon as practicable after Closing, VB's employee benefit plans will be terminated and the interests of VB's employees in those plans will be transferred or merged into WCB's employee benefit plans.

                 6.5.3. NO CONTRACT CREATED. Except as provided in Subsection 6.2, Nothing in this Agreement gives any VB employee a right to continuing employment.

                                   SECTION 7.
                          TERMINATION OF AGREEMENT AND
                           ABANDONMENT OF TRANSACTION

         7.1. TERMINATION BY REASON OF LAPSE OF TIME. If Closing does not occur before the Termination Date, either WCB or VB may terminate this Agreement and the Transaction if all of the following conditions are present:

                 (a) the terminating party's board of directors decides to terminate by a majority vote of its members;

                 (b) the terminating party delivers to the other party written notice that its board of directors has voted in favor of termination; and

                 (c) the failure to consummate the Merger by the Termination Date is not due to a breach by the party seeking termination of any of its obligations, representations or warranties under this Agreement.

         7.2. OTHER GROUNDS FOR TERMINATION. This Agreement and the Transaction may be terminated at any time before Closing (whether before or after applicable approval of this Agreement by VB's shareholders, unless otherwise provided) as follows:

                 7.2.1. MUTUAL CONSENT. By mutual consent of the parties to this Agreement, if the boards of directors of each party agrees to terminate by a majority vote of its members.

                 7.2.2. CONDITIONS OF VB NOT MET. By WCB's board of directors if, by October 31, 1996, any condition set forth in Subsections 5.1 or 5.2 has not been satisfied.

                 7.2.3. VB FAILS TO RECOMMEND STOCKHOLDER APPROVAL OR TRIGGERING EVENT OCCURS. By WCB's board of directors (a) before VB's shareholders approve the Transaction, if VB's board of directors: (1) fails to recommend to its stockholders the approval of the Transaction or (2) modifies, withdraws or changes in a manner adverse to WCB its recommendation to shareholders to approve the Transaction; or (b) an Initial Triggering Event (as defined in the Stock Option Agreement), and a Subsequent Triggering Event (as defined in the Stock Option Agreement) occur, unless WCB exercises the Stock Option Agreement.

                 7.2.4. CONDITIONS OF WCB OR HB NOT MET. By VB's board of directors if, by October 31, 1996, any condition set forth in Subsections 5.1 or 5.3 has not been satisfied.

                 7.2.5. DECLINE IN VALUE OF WCB STOCK. By VB's board of directors, in accordance with the following provisions:

                          (a) Subject to Subsection 7.2.5.(b), at any time during the three-business-day period commencing on the fifth calendar day preceding the Effective Date (the "Determination Date"), if both of the following conditions are satisfied:

                                  (1)      The Modified Average Closing Price
                                           (determined for purposes of this
                                           Subsection 7.2.5.(a)(1) as the
                                           Average Closing Price without the
                                           limitations set forth in the second
                                           sentence of Subsection 1.3.3) is
                                           less than $15.30; and

                                  (2)      The number, expressed as a
                                           percentage, obtained by dividing the
                                           Modified Average Closing Price by
                                           $17.00 is more than five percentage
                                           points less than the Index
                                           Differential.

                          (b) If VB exercises its termination right under Subsection 7.2.5.(a), it will give immediate written notice to WCB. If VB gives this notice, the Effective Date will automatically be postponed to a date ("Postponed Effective Date") 10 business days from the date of this notice, unless the parties agree on another date, and all references to the Effective Date in this Agreement, except in Subsections 1.3.3, 2.1, 7.2.5.(a) and 7.2.5.(b), will mean the Postponed Effective Date.  Unless
                                  Subsection 7.2.5.(c) applies, during the five-business-day period beginning on the day WCB receives VB's termination notice, WCB has the option to increase the consideration to be received by VB shareholders by using the Modified Average Closing Price in place of the Average Closing Price. If WCB so elects within the five-business-day period, it will give immediate written notice to VB, and no termination will have occurred under this Subsection 7.2.5, and this Agreement will remain in effect in accordance with its terms (except for the substitution of the Modified Average Closing Price for the Average Closing Price and Postponed Effective Date for Effective Date).

                          (c) At any time during the three-business-day period commencing on the Determination Date, if the Modified Average Closing Price is less than $13.60. If VB exercises this right, it will give immediate written notice to WCB.

                          (d) For purposes of this Subsection 7.2.5, the terms listed below have the following meanings:

                                  (1)      Index Price.  For any member of the
                                           Index Group, the Modified Average
                                           Closing Price calculated using,
                                           instead of WCB stock, the common
                                           stock of that member of the Index
                                           Group.

                                  (2)      Index Differential.  The sum of the
                                           respective numbers (expressed as
                                           percentages), for each of the
                                           members of the Index Group, obtained
                                           by multiplying the weighting (as set
                                           forth in

                                           Schedule 14) of that member of the
                                           Index Group times the quotient of
                                           the Index Price for that member of
                                           the Index Group divided by the Base
                                           Price (as set forth in Schedule 14)
                                           for that member of the Index Group.

                                  (3)      Index Group.  The companies set
                                           forth in chart form in Schedule 14,
                                           the common stock of all of which
                                           will be publicly traded and as to
                                           which no publicly announced
                                           Acquisition Proposal for the company
                                           will have been made between the day
                                           before the date this Agreement is
                                           signed and the Determination Date.

                                  (4)      Acquisition Proposal.  A company
                                           within the Index Group has received
                                           an Acquisition Proposal if it
                                           receives a proposal for a
                                           transaction, which if consummated as
                                           proposed would immediately
                                           thereafter result in its equity
                                           holders' controlling 50% or less of
                                           the equity of the entity resulting
                                           from the combination.

                          (e) If the common stock of any of the companies listed in Schedule 14 ceases to be publicly traded or an Acquisition Proposal is announced with respect to that company between the day before the date this Agreement is signed and the Determination Date, that company will be removed from the Index Group, and the weights attributed to the remaining companies will be adjusted proportionately for purposes of determining the Index Price.

                          (f)     All prices per share under this Subsection
                                  7.2.5 will be appropriately adjusted to
                                  account for stock dividends, split-ups,
                                  mergers, combinations, conversions, exchanges of shares or the like.

                 7.2.6. IMPRACTICABILITY. By either WCB, HB, or VB upon written notice given to the other parties if the party seeking termination under this Subsection 7.2.6's board of directors has determined in its sole judgment, made in good faith and after due consideration and consultation with counsel, that the Transaction has become inadvisable or impracticable by reason of the institution of litigation by the federal government or the government of either the State of Washington or the State of Oregon to restrain or invalidate the transactions contemplated by this Agreement.

         7.3. COST ALLOCATION UPON TERMINATION. In connection with the termination of this Agreement under this Section 7, VB, WCB and HB each will pay their own out-of-pocket costs incurred in connection with this Agreement, and will have no other liability to any other party.

                                   SECTION 8.
                                 MISCELLANEOUS

         8.1. NOTICES. Any notice, request, instruction or other document given under this Agreement must be in writing and must either be delivered personally or be sent by registered or certified mail, postage prepaid, and addressed as follows (or to any other address or person representing any party as designated by that party through written notice to the other parties):

         VB                                       Vancouver Bancorp
                                                  801 Main Street
                                                  P.O. Box 1087
                                                  Vancouver, WA  98666-1087
                                                  Attn: Lee S. Stenseth

           with a copy to:                        Kenneth A. Roberts
                                                  Foster Pepper & Shefelman
                                                  One Main Place
                                                  101 SW Main St., 15th Floor
                                                  Portland, OR  97204

         WCB and HB                               West Coast Bancorp
                                                  5335 SW Meadows Rd., Suite 201
                                                  Lake Oswego, OR  97035
                                                  Attn: Rodney B. Tibbatts

           with a copy to:                        Stephen M. Klein
                                                  Graham & Dunn, P.C.
                                                  1420 Fifth Avenue, 33rd Floor
                                                  Seattle, WA  98101-2390

         8.2. WAIVERS AND EXTENSIONS. Subject to Section 9, WCB, HB or VB may grant waivers or extensions to the other parties to this Agreement, but only through a written instrument executed by the Chief Executive Officer of the party granting the waiver or extension. Waivers or extensions which do not comply with the preceding sentence are not effective. In accordance with this Section 8.2, a party may extend the time for the performance of any of the obligations or other acts of any other party, and may waive:

                 (a) any inaccuracies of any other party in the representations and warranties contained in this Agreement or in any document delivered in connection with this Agreement;

                 (b) compliance with any of the covenants of any other party; and

                 (c) any other party's performance of any obligations under this Agreement and any other condition precedent set out in Section 5.

         8.3. GENERAL INTERPRETATION. Except as otherwise expressly provided in this Agreement or unless the context clearly requires otherwise: (1) the defined terms defined in this Agreement include the plural as well as the singular and (2) references in this Agreement to Sections, Subsections, Schedules, and Exhibits refer to Sections and Subsections of and Schedules and Exhibits to this Agreement. Whenever the words "include", "includes", or "including" are used in this Agreement, the parties intend them to be interpreted as if they are followed by the words "without limitation." All pronouns used in this Agreement include the masculine, feminine and neuter gender, as the context requires. All accounting terms used in this Agreement that are not expressly defined in this Agreement have the respective meanings given to them in accordance with GAAP.

         8.4. CONSTRUCTION AND EXECUTION IN COUNTERPARTS. Except as otherwise expressly provided in this Agreement, this Agreement: (1) contains the parties' entire understanding, and no modification or amendment of its terms or conditions will be effective unless in writing and signed by the parties, or their respective duly authorized agents; (2) will not be interpreted by reference to any of the titles or headings to the Sections or Subsections, which have been inserted for convenience only and are not deemed a substantive part of this Agreement; (3) includes all amendments to this Agreement, each of which is made a part of this Agreement by this reference; and (4) may be executed in one or more counterparts, each of which will be deemed an original, but all of which taken together will constitute one and the same document.

         8.5. SURVIVAL OF REPRESENTATIONS, WARRANTIES, AND COVENANTS. Except for Subsection 4.8 (confidentiality) and Subsection 7.3 (expense allocation), the representations, warranties and covenants in this Agreement will not survive Closing or termination of this Agreement.

         8.6. ATTORNEYS' FEES AND COSTS. In the event of any dispute or litigation with respect to the terms and conditions or enforcement of rights or obligations arising by reason of this Agreement or the Transaction, the prevailing party in any such litigation will be entitled to reimbursement from the other party for its costs and expenses, including reasonable judicial and extra-judicial attorneys' fees, expenses and disbursements, and fees, costs and expenses relating to any mediation or appeal.

         8.7. ARBITRATION. At either party's request, the parties must submit any dispute, controversy or claim arising out of or in connection with, or relating to, this Agreement or any breach or alleged breach of this Agreement, to arbitration under the American Arbitration Association's rules then in effect (or under any other form of arbitration mutually acceptable to the parties). A single arbitrator agreed on by the parties will conduct the arbitration. If the parties cannot agree on a single arbitrator, each party must select one arbitrator and those two arbitrators will select a third arbitrator. This third arbitrator will hear the dispute. The arbitrator's decision is final (except as otherwise specifically provided by law) and binds the parties, and either party may request any court having jurisdiction to enter a judgment and to enforce the arbitrator's decision. The arbitrator will provide the parties with a written decision naming the substantially prevailing party in the action. This prevailing party is entitled to reimbursement from the other party for its costs and expenses, including reasonable attorneys' fees.

         8.8. GOVERNING LAW. This Agreement will be governed by and construed in accordance with the laws of the State of Washington, except to the extent that certain matters may be governed by federal law.

         8.9. SEVERABILITY. If a court determines that any term of this Agreement is invalid or unenforceable under applicable law, the remainder of this Agreement is not affected, and each remaining term is valid and enforceable to the fullest extent permitted by law.

                                   SECTION 9.
                                   AMENDMENTS

         9.1. BOARD ACTION. At any time before the Effective Date, whether before or after the parties have obtained any applicable shareholder approvals of the Transaction, the boards of directors of WCB, HB, and VB may: (1) amend or modify this Agreement or any attached Exhibit or Schedule and (2) grant waivers or time extensions in accordance with Subsection 8.2; but after the VB shareholders have approved this Agreement, the parties' boards of directors may not without VB shareholder approval amend or waive any provision of this Agreement if the amendment or waiver would reduce the amount or change the form of consideration VB shareholders will receive in the Transaction. All amendments, modifications, extensions and waivers must be in writing and signed by the party agreeing to the amendment, modification, extension or waiver. Failure by any party to insist on strict compliance with any obligation, agreement or condition of the other parties under this Agreement, does not without a writing operate as a waiver or estoppel with respect to that or any other obligation, agreement or condition.

         Signed as of February 15, 1996:

                                                WEST COAST BANCORP



                                                By /s/ Rodney B. Tibbatts
                                                   -----------------------------
                                                Name:  Rodney B. Tibbatts
                                                Title: Co-President and CEO


                                                HB ACQUISITION CORPORATION



                                                By /s/ Victor L. Bartruff
                                                   -----------------------------
                                                Name:  Victor L. Bartruff
                                                Title: Co-President and CEO


                                                VANCOUVER BANCORP


                                                By /s/ Lee S. Stenseth
                                                   -----------------------------
                                                Name:  Lee S. Stenseth
                                                Title: President

STATE OF OREGON           )
                          ) ss.
COUNTY OF CLACKAMAS       )

         On this 15th day of February, 1996, before me personally appeared Rodney B. Tibbatts, to me known to be the Co-President and Chief Executive Officer of WEST COAST BANCORP, the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

         IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                             /s/ Renita McNaughton
                                           ----------------------------------
                                           NOTARY PUBLIC in and for the State
                                           of Oregon, residing at
                                           771 25th St. SE, Salem, OR  97301
                                           Title: Executive Assistant
                                           My commission expires 9/29/97


STATE OF OREGON           )
                          ) ss.
COUNTY OF CLACKAMAS       )

         On this 15th day of February, 1996, before me personally appeared Victor L. Bartruff to me known to be the Co-President and Chief Executive Officer of HB ACQUISITION CORPORATION, the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

         IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                            /s/ Renita McNaughton
                                           ----------------------------------
                                           NOTARY PUBLIC in and for the State
                                           of Oregon, residing at
                                           771 25th St. SE, Salem, OR  97301
                                           Title: Executive Assistant
                                           My commission expires 9/29/97

STATE OF WASHINGTON       )
                          ) ss.
COUNTY OF CLARK           )

         On this 15th day of February, 1996, before me personally appeared Lee
S. Stenseth, to me known to be the President of VANCOUVER BANCORP, the corporation that executed the foregoing instrument, who acknowledged said instrument to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned there, and who stated on oath that he or she was authorized to execute said instrument, and that the seal affixed (if any) was the official seal of said corporation.

         IN WITNESS OF THE FOREGOING, I have set my hand and official seal to this document as of the day and year first written above.


                                            /s/ Gaynel Moody
                                           ----------------------------------
                                           NOTARY PUBLIC in and for the State
                                           of Washington, residing at
                                           Vancouver
                                           Title: Notary
                                           My commission expires 7/24/99

         The undersigned, being all of the Board of Directors of Vancouver Bancorp ("VB"), hereby consent to the Plan and Agreement of Reorganization and Merger, dated as of February 15, 1996, between West Coast Bancorp, HB Acquisition Corporation, and VB ("Agreement"), and individually and as a group agree to vote in favor of the Agreement the shares of capital stock each beneficially owns, and subject to the good faith exercise of their fiduciary duties in accordance with the advise of counsel, to support and recommend the Agreement's adoption by the other shareholders of VB.

         Except as otherwise required by law, the undersigned hereby, individually and as a group, further agree to refrain from (a) negotiating or accepting any offer of merger, consolidation, or acquisition of any of the shares or all or substantially all of the assets of VB from the date of the Agreement through the meeting of the shareholders of VB at which the transactions contemplated by the Agreement will be considered, and (b) any other actions or omissions inconsistent with the transactions contemplated by the Agreement.





/s/ Stuart A. Bender                              /s/ Timothy P. Moyer
------------------------------                    ------------------------------


/s/ Robert V. Hyde                                /s/ Dean N. Alterman
------------------------------                    ------------------------------



/s/ Dianne A. Frichtl                             /s/ Lee S. Stenseth
------------------------------                    ------------------------------



/s/ James J. Pomajevic
------------------------------